                                                                    Exhibit 10.1

================================================================================

                              Amended and Restated
                                Credit Agreement

                           Dated as of March 29, 2002

                                      among

                          AECOM Technology Corporation,
                            AECOM Merger Corporation
                            The Subsidiary Borrowers,

                             Bank of America, N.A.,
                           as the Administrative Agent
                                       and
                        Letter of Credit Issuing Lender,

                                       and

                               The Other Financial
                            Institutions Party Hereto

                         Banc of America Securities LLC,
                   as Sole Lead Arranger and Sole Book Manager

================================================================================

                               TABLE OF CONTENTS

Section                                                                                                  Page
-------                                                                                                  -----
SECTION 1. DEFINITIONS AND RELATED MATTERS..................................................................1
     1.01   Definitions.....................................................................................1
     1.02   Other Interpretive Provisions..................................................................28
     1.03   Exchange Rates; Currency Equivalents...........................................................29
     1.04   Extensions of Credit in Offshore Currencies....................................................29

SECTION 2. THE CREDITS.....................................................................................30
     2.01   Amounts and Terms of Commitments...............................................................30
     2.02   Loan Accounts and Notes........................................................................31
     2.03   Borrowings, Conversions and Continuations of Loans.............................................31
     2.04   Voluntary Termination or Reduction of Commitments; Extensions of
            Termination Date and L/C Maturity Date.........................................................33
     2.05   Optional Prepayments...........................................................................33
     2.06   Mandatory Prepayments..........................................................................34
     2.07   Repayment......................................................................................34
     2.08   Interest.......................................................................................34
     2.09   Fees...........................................................................................35
     2.10   Computation of Fees and Interest...............................................................35
     2.11   Payments by Borrowers..........................................................................36
     2.12   Payments by Lenders to Administrative Agent....................................................37
     2.13   Sharing of Payments, Etc.......................................................................38
     2.14   Guaranty.......................................................................................38

SECTION 3. THE LETTERS OF CREDIT...........................................................................38
     3.01   The Letter of Credit Subfacility...............................................................38
     3.02   Issuances and Amendments of Letters of Credit..................................................39
     3.03   Risk Participations, Drawings and Reimbursements...............................................41
     3.04   Repayment of Participations....................................................................42
     3.05   Special Provisions Relating to Auto-Renewal Letters of Credit..................................42
     3.06   Role of Issuing Lender.........................................................................43
     3.07   Obligations Absolute...........................................................................44
     3.08   Cash Collateral Pledge.........................................................................45
     3.09   Letter of Credit Fees..........................................................................45
     3.10   Uniform Customs and Practice...................................................................46

SECTION 4. TAXES, YIELD PROTECTION AND ILLEGALITY..........................................................46
     4.01   Taxes..........................................................................................46
     4.02   Increased Costs and Reduction of Return........................................................48
     4.03   Illegality.....................................................................................49
     4.04   Inability to Determine Rates...................................................................50
     4.05   Funding Losses.................................................................................50
     4.06   Certificates of Lenders........................................................................50
     4.07   Substitution of Lenders........................................................................51
     4.08   Survival.......................................................................................51

SECTION 5. CONDITIONS TO LOANS AND LETTERS OF CREDIT.......................................................51

     5.01   Conditions Precedent to All Loans and Letters of Credit........................................51
     5.02   Conditions Precedent to each Extension of Credit...............................................53
     5.03   Conditions for a Subsidiary Becoming a Subsidiary Borrower or Subsidiary
            Guarantor......................................................................................53

SECTION 6. REPRESENTATIONS AND WARRANTIES..................................................................54
     6.01   Organization, Powers and Good Standing.........................................................54
     6.02   Authorization, Binding Effect, No Conflict, Etc................................................55
     6.03   Financial Information..........................................................................56
     6.04   No Material Adverse Effect.....................................................................56
     6.05   Litigation.....................................................................................56
     6.06   Agreements; Applicable Law.....................................................................56
     6.07   Taxes..........................................................................................57
     6.08   Governmental Regulation........................................................................57
     6.09   Margin Regulations.............................................................................57
     6.10   Employee Benefit Plans.........................................................................57
     6.11   Title to Property; Liens.......................................................................58
     6.12   Capitalization and Ownership...................................................................58
     6.13   Licenses, Trademarks, Etc......................................................................58
     6.14   Environmental Condition........................................................................58
     6.15   Solvency.......................................................................................60
     6.16   Absence of Certain Restrictions................................................................60
     6.17   Labor Matters..................................................................................60
     6.18   The Plan and the ESOP Loan.....................................................................60
     6.19   Full Disclosure................................................................................61

SECTION 7. AFFIRMATIVE COVENANTS...........................................................................61
     7.01   Financial Statements...........................................................................61
     7.02   Certificates; Other Information................................................................62
     7.03   Notices........................................................................................64
     7.04   Records and Inspection.........................................................................65
     7.05   Corporate Existence, Etc.......................................................................65
     7.06   Payment of Taxes...............................................................................66
     7.07   Maintenance of Properties......................................................................66
     7.08   Maintenance of Insurance.......................................................................66
     7.09   Conduct of Business............................................................................66
     7.10   Further Assurances.............................................................................66
     7.11   Subordination of Intercompany Loans and Advances to Company....................................66
     7.12   Payment of Obligations.........................................................................67
     7.13   Compliance with Laws...........................................................................67
     7.14   Environmental Laws.............................................................................67
     7.15   Solvency.......................................................................................67
     7.16   Use of Proceeds................................................................................67
     7.17   Additional Subsidiary Guarantors...............................................................68

SECTION 8. NEGATIVE COVENANTS..............................................................................68
     8.01   Liens..........................................................................................68
     8.02   Indebtedness...................................................................................69
     8.03   Restricted Payments............................................................................71
     8.04   Investments....................................................................................72
     8.05   Financial Covenants............................................................................73
     8.06   Restriction on Fundamental Changes.............................................................74

     8.07   Asset Dispositions.............................................................................74
     8.08   Transactions with Affiliates...................................................................75
     8.09   Restrictive Agreements.........................................................................75
     8.10   Amendments of Bylaws...........................................................................75
     8.11   Change in Business.............................................................................76
     8.12   Accounting Changes.............................................................................76
     8.13   Contributions to the Plan......................................................................76
     8.14   Right to Terminate Post-Retirement Benefits....................................................76

SECTION 9. EVENTS OF DEFAULT...............................................................................76
     9.01   Events of Default..............................................................................76
     9.02   Remedies.......................................................................................80

SECTION 10. ADMINISTRATIVE AGENT AND ISSUING BANKS.........................................................81
     10.01  Appointment and Authorization..................................................................81
     10.02  Delegation of Duties...........................................................................81
     10.03  Liability of Administrative Agent and Each Issuing Lender......................................81
     10.04  Reliance by Administrative Agent...............................................................82
     10.05  Notice of Default..............................................................................82
     10.06  Credit Decision................................................................................82
     10.07  Indemnification................................................................................83
     10.08  Administrative Agent in Individual Capacity....................................................84
     10.09  Successor Administrative Agent.................................................................84
     10.10  Arranger.......................................................................................85

SECTION 11. MISCELLANEOUS..................................................................................85
     11.01  Amendments and Waivers.........................................................................85
     11.02  Transmission and Effectiveness of Communications and Signatures................................86
     11.03  No Waiver; Cumulative Remedies.................................................................87
     11.04  Costs and Expenses.............................................................................87
     11.05  Indemnity......................................................................................87
     11.06  Marshalling; Payments Set Aside................................................................89
     11.07  Successors and Assigns.........................................................................90
     11.08  Assignments, Participations, Etc...............................................................90
     11.09  Set-Off........................................................................................93
     11.10  Notification of Addresses, Lending Offices, Etc................................................93
     11.11  Counterparts...................................................................................93
     11.12  Severability...................................................................................94
     11.13  No Third Parties Benefited.....................................................................94
     11.14  Time...........................................................................................94
     11.15  Governing Law and Jurisdiction.................................................................94
     11.16  Waiver of Jury Trial...........................................................................95
     11.17  Entire Agreement...............................................................................95
     11.18  Amendment and Restatement of Existing Credit Agreement.........................................95
     11.19  Obligations Several and Not Joint; Certain Waivers.............................................95

            SIGNATURES                                                                                    S-1

     EXHIBITS

             Form of

     A       Form of Request for Extension of Credit
     B       Form of Compliance Certificate
     C       Form of Note
     D       Amended and Restated Master Guaranty and Intercreditor Agreement
     E       Form of Notice of Assignment and Acceptance
     F       Form of Instrument of Joinder

     SCHEDULES

     1.01(a) Subsidiary Borrowers as of Closing Date
     1.01(b) Mandatory Cost Rate
     2.01    Commitments and Pro Rata Shares
     2.02    Offshore Currencies as of Closing Date
     6.01    Subsidiaries; Partnerships and Joint Ventures
     6.12    Capitalization and Ownership
     7.01    Subsidiary Financial Statements
     8.01    Existing Liens
     8.02    Existing Indebtedness
     11.02   Address and Lending Offices

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

     This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of March 29, 2002 (as amended, supplemented or modified from time to time, the "Agreement")
                                                                   ---------
among AECOM Technology Corporation, a Delaware corporation ("Company" or "AECOM"), AECOM Merger Corporation, a Delaware corporation, each Wholly-Owned
 -----
Subsidiary of the Company from time to time designated as a borrower hereunder (each, a "Subsidiary Borrower," and collectively, the "Subsidiary Borrowers" and
          -------------------                          --------------------
together with the Company, "Borrowers"), the several financial institutions from
                            ---------
time to time parties hereto (hereinafter collectively referred to as the "Lenders" and individually as a "Lender"), each Lender in its capacity as an
 -------                         ------
Issuing Lender, and Bank of America, N.A., as administrative agent (the "Administrative Agent").
 --------------------

                                    RECITALS

     A. The Company, the Lenders, the Issuing Lenders and the Administrative Agent entered into a Credit Agreement dated as of June 5, 1998, as amended, as amended and restated by a First Amended and Restated Credit Agreement dated as of October 1, 1999, as amended, as further amended and restated by a Second Amended and Restated Credit Agreement dated as of April 20, 2001, as amended (the "Existing Credit Agreement"). By this Agreement the parties desire to amend
      -------------------------
and restate the Existing Credit Agreement on the terms and conditions set forth herein to provide a revolving multicurrency credit facility to the Borrowers and have Loans and L/C Obligations outstanding thereunder be deemed outstanding hereunder, all on the terms and conditions set forth herein.

     B. The parties intend that from and after the date hereof this Agreement be the Credit Agreement referred to in the Master Guaranty and Intercreditor Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                   SECTION 1. DEFINITIONS AND RELATED MATTERS

     1.01 Definitions. Terms used in this Agreement shall have the meanings set forth in this Section 1.01, in the sections of this Agreement or in the other
              ------------
Loan Documents.

     "Administrative Agent" means Bank of America in its capacity as
      --------------------
Administrative Agent for the Lenders hereunder, and any successor Administrative Agent.

     "Administrative Agent-Related Persons" means the Administrative Agent and
      ------------------------------------
any successor Administrative Agent arising under Section 10.09 and any other or
                                                 -------------
successor letter of credit Issuing Lender hereunder, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Administrative Agent's Office" means the address for payments set forth on
      -----------------------------
the signature page hereto in relation to the Administrative Agent or such other address as the Administrative Agent may from time to time specify in accordance with Section 11.02.
     -------------

     "AECOM" shall have the meaning ascribed to it in the preamble hereto, and,
      -----
after the Reorganization, shall mean the surviving entity in the Second Merger.

     "AECOM Merger Corporation" means AECOM Merger Corporation, a Delaware
      ------------------------
corporation, into which, in the Second Merger, AECOM will merge, and which will change its name thereafter to AECOM Technology Corporation and assume all the rights and obligations of AECOM.

     "AECOM Merger Sub" shall mean AECOM Merger Sub, a Delaware corporation and
      ----------------
a wholly-owned subsidiary of AECOM Merger Corporation, which corporations have been formed in connection with the Reorganization.

     "Affected Lender" has the meaning specified in Section 4.07.
      ---------------                               ------------

     "Affiliate" means, with respect to a Person, any other Person that,
      ---------
directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised, (a) to vote ten percent (10%) or more of the securities having voting power for the election of directors of such Person or (b) to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or other equity interests, by contract or otherwise, and the terms "controlled" and "common control" shall have correlative meanings. Notwithstanding the foregoing provisions of this definition, in no event shall the Trustee under the Plan, the trustee under the Company's Stock Investment Plan, any Lender or the Administrative Agent be deemed to be an Affiliate of the Company or any of its Subsidiaries.

     "Aggregate Commitment" means the combined Commitments of the Lenders in the
      --------------------
amount of $130,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

     "Agreement" shall have the meaning ascribed to it in the preamble hereto.
      ---------

     "Applicable Law" means all applicable provisions of all (a) constitutions,
      --------------
treaties, statutes, laws, rules, regulations, ordinances and orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, judgments, awards and decrees of any Governmental Authority.

     "Applicable Margin" means the following percentages per annum, based upon
      -----------------
the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):
                                                 ---------------

                                                                  Base Rate
                                                                      +
                                                       Offshore   (See note   Commitment
Level       Leverage Ratio                              Rate +      below)       Fee
----------------------------------------------------------------------------------------
  1     GREATER THAN OR EQUAL TO 2.50:1 but * 3.00:1     1.625%     0.250%       0.375%
  2     GREATER THAN OR EQUAL TO 2.00:1 but * 2.50:1     1.500%     0.125%       0.350%
  3     GREATER THAN OR EQUAL TO 1.50:1 but * 2.00:1     1.250%     0.000%       0.325%
  4     GREATER THAN OR EQUAL TO 1.00:1 but * 1.50:1     1.125%     0.000%       0.300%
  5                                   * 1.00:1           1.000%     0.000%       0.300%

*    Less than

     Note: The Applicable Margin for Base Rate Loans is applicable only to Base
     ----
     Rate Loans outstanding in excess of $10,000,000 in aggregate principal amount at any one time.

          Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective two Business Days after the date that the Administrative Agent receives a duly completed Compliance Certificate pursuant to Section 7.02(a); provided, however, that if the
                             ---------------  --------  -------
     Administrative Agent fails to receive a Compliance Certificate within 10 days after the due date therefor provided in Section 7.02(a), then from the
                                                  ---------------
     day after such 10th day until (but only until) such Compliance Certificate is thereafter received, the Applicable Margin shall be based on Level 1.

          Until receipt of the first Compliance Certificate after the Closing Date, Level 1 shall apply.

          "Pricing Period" means, with respect to each Fiscal Quarter, the
           --------------
     period commencing on the first date indicated in the table below opposite such Fiscal Quarter and ending on and including the second date opposite such Fiscal Quarter.

     Compliance Certificate for   Shall determine pricing for
            Fiscal Quarter              Pricing Period
     --------------------------------------------------------

         1st Fiscal Quarter          February 16 - May 15
         2nd Fiscal Quarter           May 16 - August 15
         3rd Fiscal Quarter         August 16 - November 15
         4th Fiscal Quarter        November 16 - February 15

     "Arranger" means Banc of America Securities LLC, in its capacity as sole
      -------
arranger and sole book manager.

     "Asset Disposition" means any sale, assignment, transfer, lease or other
      -----------------
disposition (including without limitation any Sale-Leaseback Transaction and any sale or other disposition effected by way of merger or consolidation (other than a merger or consolidation permitted pursuant to Section 8.06) but not including
                                                ------------
any sale or other disposition by any Subsidiary to the

Company or a Significant Subsidiary) in any single transaction or series of related transactions, of (a) any of the Capital Stock of any Significant Subsidiary, (b) all or substantially all of the assets of the Company or any Significant Subsidiary, (c) all or substantially all of the assets of a division or comparable business segment of the Company or any Significant Subsidiary or
(d) any other asset or assets if the aggregate amount of Net Cash Proceeds and the fair value of Non-Cash Proceeds from the sale or other disposition of such asset or assets, together with the Net Cash Proceeds and the fair value of Non-Cash Proceeds of any other sale or other disposition of assets of the Company or any Subsidiary in a series of related transactions, exceeds $5,000,000 in the aggregate and not previously included as an Asset Disposition except that this clause (d) shall not include (i) sales or other dispositions of inventory held or purchased for sale to others, or other property that has become obsolete or worn out, in each case in the ordinary course of business;
(ii) the sale or other disposition in the ordinary course of business of equipment (including without limitation fixtures, motor vehicles and other property used or useful in the performance of projects by the Company and its Significant Subsidiaries) upon project completion or termination or when such equipment is otherwise no longer useful in the performance of projects, provided
                                                                        --------
that the Company and its Significant Subsidiaries have plans to use the amount of proceeds from such sale or other disposition to purchase other equipment for use in the same or other projects; or (iii) subleases or leases of office space in the ordinary course of business consistent with past practices.

     "Assignment and Assumption" means an Assignment and Assumption
     --------------------------
substantially in the form of Exhibit F.
                             ---------

     "Attorney Costs" means and includes all reasonable fees and disbursements
      --------------
of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.
      ---------------
Section 101 et seq.), as amended from time to time, or any successor statute.

     "Base Rate" means the higher of: (a) the rate of interest publicly
      ---------
announced from time to time by Bank of America as its "prime rate," which is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and (b) one-half percent per annum above the Federal Funds Rate. Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Loan, or any portion thereof, that bears interest
      --------------
at a rate determined by reference to the Base Rate.

     "Bank of America" means Bank of America, N.A..
      ---------------

     "Borrower" shall have the meaning ascribed to it in the preamble hereto.
      --------

     "Borrowing" means a borrowing hereunder consisting of Loans made to the
      ---------
Borrower on the same day by the Lenders pursuant to Section 2.
                                                    ---------

     "Borrower Party" means the Company, each Subsidiary Borrower, each
      --------------
Subsidiary Guarantor or any Person other than the Lenders, the Issuing Lender and any Affiliates of the Lenders, the Administrative Agent, or the Issuing Lender from time to time party to a Loan Document (collectively, "Borrower
                                                                  --------
Parties").
-------

     "Business Day" means:
     -------------

     (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located;

     (b) if the applicable Business Day relates to an Offshore Currency Loan denominated in euro, such a day shall also be a TARGET Day; and

     (c) if the applicable Business Day relates to any Offshore Rate Loan denominated in an Offshore Currency other than euro, such a day on which dealings in deposits denominated in Dollars or the applicable Offshore Currency are carried out in London or by Bank of America's Lending Office in the country of such Offshore Currency or such other office as may be designated for such purpose by Bank of America or the Administrative Agent).

     "Capital Adequacy Regulation" means any guideline, request or directive of
      ---------------------------
any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "Capital Expenditures" means, for any period, the aggregate of all
      --------------------
expenditures (whether paid in cash or accrued as liabilities during that period and including Capitalized Lease Obligations of the Company and its Subsidiaries during such period) that, in conformity with GAAP, are required to be capitalized and reflected in the property, plant and equipment or similar fixed asset accounts in the consolidated balance sheet of the Company and its Subsidiaries; provided, however, that any such expenditures for which another
              --------  -------
Person is contractually obligated to pay or otherwise reimburse the Company shall be excluded from the definition of Capital Expenditures.

     "Capital Stock" of any Person means any and all shares, interests,
      -------------
participations or other equivalents (howsoever designated) of capital stock and any rights (other than debt securities convertible into capital stock), warrants or options to acquire capital stock.

     "Capitalized Lease" means any lease (or other agreement conveying the right
      -----------------
to use) of real or personal property by a Person as lessee or guarantor which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

     "Capitalized Lease Obligations" means all obligations under Capitalized
      -----------------------------
Leases of a Person that would, in conformity with GAAP, appear on a balance sheet of that Person.

     "Cash Collateralize" means to pledge and deposit with or deliver to the
      ------------------
Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, as additional collateral for the Obligations, cash or deposit account balance pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lenders (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings. The Borrower hereby grants the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Lender, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked interest-bearing accounts of Bank of America which shall be subject to the terms and conditions of such accounts.

     "Cash Collateral Cover" shall have the meaning set forth in Section
      ---------------------                                      -------
9.02(c).
-------

     "Closing Date" means the date on which all conditions precedent to the
      ------------
initial Borrowing set forth in Section 5 are satisfied or waived by all Lenders.
                               ---------

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time, or any successor or superseding tax laws of the United States of America, together with all regulations promulgated thereunder.

     "Commercial Letter of Credit" means a Letter of Credit issued for the
      ---------------------------
purpose of providing a payment mechanism in connection with a transaction conducted in the ordinary course of Company's and its Subsidiaries' business.

     "Commitment" with respect to each Lender, has the meaning specified in
      ----------
Section 2.01(a).
---------------

     "Common Stock" means the Common Stock of the Company, and, after the First
      ------------
Merger, means the Class A Common Stock and Class B Common Stock of AECOM Merger Corporation.

     "Common Stock Units" means the Common Stock Units of the Company issued
      ------------------
from time to time pursuant to the Company's Stock Purchase Plan dated June 1, 1991.

     "Company" has the meaning set forth in the introductory paragraph hereto
      -------
and, after the Reorganization, shall mean the surviving entity in the Reorganization.

     "Company Capital Stock" means all Capital Stock of the Company outstanding
      ---------------------
from time to time and all securities and other property distributed in respect of or in exchange for such stock.

     "Compliance Certificate" means a certificate substantially in the form of
      ----------------------
Exhibit B, properly completed and signed by a Responsible Officer of the
---------
Company.

     "Consolidated EBITDA" means, for any measurement period, an amount equal to
      -------------------
the sum of (a) Consolidated Net Income for the period, plus (b) Consolidated
    --- --                                             ----
Interest Expense for such period, plus (c) contributions to the Plan and other
                                  ----
employee stock plans for such period to the extent that such contributions are non-cash or are cash contributions to be used by such plans for purchases of Company Capital Stock from selling employees, plus (d) the amount of Taxes,
                                              ----
based on or measured by income, used or included in the determination of Consolidated Net

Income for such period, plus (e) the amount of depreciation and amortization
                        ----
expense deducted in determining Consolidated Net Income for such period, plus
                                                                         ----
(f) non-cash extraordinary losses included in the determination of Consolidated Net Income for such period, minus (g) extraordinary gains included in the
                            -----
determination of Consolidated Net Income for such period, minus (h) non-cash
                                                          -----
interest income associated with the Senior Executive Equity Investment Program for such period; provided, however, that:
                 --------  -------

          (i) with respect to a Subsidiary acquired within such measurement period or any proposed Investment pursuant to Section 8.04(i), the Company
                                                   ---------------
     may also include items (a) through (g) above for such acquired Subsidiary or such proposed Investment for the entire measurement period in Consolidated EBITDA for the measurement period to the extent:

               (A) the Company has provided to the Administrative Agent financial statements for that entity for the portion of such measurement period occurring prior to its acquisition or proposed acquisition; provided, further, that the Company has furnished to the
                       --------  -------
          Administrative Agent the most recent year-end audited financial statements for that entity (which audited statements must be as of a date occurring within five fiscal quarters prior to the acquisition date (even if such date is prior to the measurement period and, therefore, such audited statements are not actually used in computing Consolidated EBITDA for such measurement period)); or

               (B) such inclusion is consented to by the Majority Lenders on a case by case basis;

          (ii) when calculating Consolidated EBITDA for the measurement periods ending September 30, 2001, December 31, 2001 and March 31, 2002, there shall be excluded as a non-cash extraordinary loss the $8,800,000 charge taken in the fiscal quarter ended June 30, 2001 in respect of the write-offs taken at one of AECOM's Subsidiaries following the conversion to a new financial/accounting system at such Subsidiary; and

          (iii) when calculating Consolidated EBITDA for the measurement periods ending December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002, there shall be excluded a charge of up to $8,500,000 taken in the Fiscal Quarter ended December 31, 2001 in respect of the full vesting of benefits under the Company's discontinued Performance Unit Plan; provided,
                                                                      --------
     that, as the cash payments relating to this charge are made to beneficiaries in Fiscal Years 2003 through 2006, the portion of the foregoing excluded charge attributable to such payments shall reduce Consolidated EBITDA in the Fiscal Quarters in such Fiscal Years when so made.

     "Consolidated Funded Debt" means, as of any date of determination, all
      ------------------------
Indebtedness of the Company and its Subsidiaries on a consolidated basis excluding Capitalized Lease Obligations of the Company and its Subsidiaries
---------
existing on October 1, 1999.

     "Consolidated Interest Expense" means, for any period, (a) total interest
      -----------------------------
expense, whether paid or accrued, of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, including commitment
                                                        ---------
fees owed with respect to the unused portion of the Commitments, other fees hereunder, charges in respect of Financial Letters of Credit, the portion of any Capitalized Lease Obligations allocable to interest expense, (b) but excluding
                                                                 --- ---------
amortization of write-off or debt discount and expense and the portion of the upfront costs and expenses for Swap Contracts (to the extent included in gross interest expense) fairly allocated to such Swap Contracts as expenses for such period, less interest income on Swap Contracts for that period and Swap Contracts payments received.

     "Consolidated Net Income" means, for any period, the net earnings (or loss)
      -----------------------
after Taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with GAAP, provided that there shall be excluded therefrom (a) portions of income properly
--------
attributable to minority interests, if any, in the stock and surplus of such Subsidiaries held by anyone other than the Company or any of its Subsidiaries, and (b) except to the extent of dividends or other distributions actually paid to the Company or its Subsidiaries by such Person during such period, the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged with or into the Company or any of its Subsidiaries or such Person's assets are acquired by the Company or any of its Subsidiaries.

     "Consolidated Net Worth" means, at any date, the consolidated stockholders'
      ----------------------
equity of the Company and its Subsidiaries determined in accordance with GAAP and prior to giving effect to any equity adjustment from foreign currency translation plus redeemable Common Stock and Common Stock Units shown on the Company's consolidated balance sheet above "Consolidated Stockholders' Equity" but below "Long-Term Indebtedness."

     "Contingent Obligation" means, as to any Person, any obligation, direct or
      ---------------------
indirect, contingent or otherwise, of such Person (a) with respect to any Indebtedness or other obligation or liability of another Person, including without limitation any direct or indirect guarantee of such Indebtedness, obligation or liability, endorsement (other than for collection or deposit in the ordinary course of business) thereof or discount or sale thereof by such Person with recourse to such Person, or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge of any such Indebtedness, obligation or liability (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (b) to provide funds to maintain working capital or equity capital of another Person or otherwise to maintain the net worth, solvency or financial condition of the other Person, (c) to make payment for any products, property, securities or services regardless of non-delivery thereof, if the purpose of any agreement so to do is to provide assurance that another Person's Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of another Person's Indebtedness, obligation or liability will be protected (in whole or in part) against loss in respect thereof, (d) in respect of any Swap Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person, (e) reimbursement obligations under undrawn Financial Letters of Credit , or (f) otherwise to assure or hold harmless the holders of Indebtedness or other obligation or liability of another Person against loss in respect thereof. The amount of any Contingent Obligation shall be an amount equal to that portion of the amount of the Indebtedness, obligation or liability guaranteed or otherwise supported thereby.

     "Continuation" and "Continue" mean, with respect to any Offshore Rate Loan,
      ------------       --------
the continuation of such Offshore Rate Loan as an Offshore Rate Loan on the last day of the Interest Period for such Loan.

     "Conversion" and "Convert" mean, with respect to any Loan, the conversion
      ----------       -------
of such Loan from or into another type of Loan.

     "Continuing Letters of Credit" has the meaning set forth in Section 3.01.
      ----------------------------                               ------------

     "Conversion Date" means any date on which the Borrower Converts a Base Rate
      ---------------
Loan to an Offshore Rate Loan or an Offshore Rate Loan to a Base Rate Loan.

     "Customary Permitted Liens" means (a) Liens (other than Environmental Liens
      -------------------------
and any Lien imposed under ERISA) for Taxes, assessments or charges of any Governmental Authority or claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, customs and revenue authorities and other Liens (other than any Lien imposed under ERISA) imposed by law and created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP; (c) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits; (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Company or its Subsidiaries and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Company or its Subsidiaries and (e) building restrictions, zoning laws and other statutes, law, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any Governmental Authority having jurisdiction.

     "Default" means any condition or event which, with the giving of notice or
      -------
lapse of time or both, would, unless cured or waived, become an Event of Default.

     "Defined Benefit Plan" means any Employee Benefit Plan subject to Title IV
      --------------------
of ERISA which is not a Multiemployer Plan.

     "Dollars" and "$" means lawful money of the United States of America.
      ---------------

     "Dollar Equivalent" means, at any time, (a) with respect to any amount
      -----------------
denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Offshore

Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Offshore Currency.

     "Fitch IBCA, Duff & Phelps" means Fitch IBCA, Duff & Phelps.
      -------------------------

     "Effective Amount" means:
      ----------------

     (a) with respect to any Loans on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; and

     (b) with respect to any outstanding L/C Obligations on any date, the Dollar Equivalent amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "Eligible Assignee" has the meaning specified in Section 11.08(g).
      -----------------                               ----------------

     "Employee Benefit Plan" means any "employee benefit plan" as defined in
      ---------------------
Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by the Company or any of its ERISA Affiliates.

     "EMU Legislation" means legislative measures of the European Council for
      ---------------
the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of the Economic and Monetary Union as contemplated in the Treaty on European Union.

     "Environmental Claim" means any accusation, allegation, notice of
      -------------------
violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to the Company, any of its Subsidiaries or any Facility.

     "Environmental Laws" means all statutes, ordinances, orders, rules,
      ------------------
regulations, plans, policies or decrees and the like relating to (a) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the release or threatened release of Hazardous Materials, (b) the generation, use, storage, transportation or disposal of Hazardous Materials, or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive

Environmental Response, Compensation, and Liability Act (42 U.S.C.Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.Section 1251 et seq.), the Clean Air Act (42 U.S.C.Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C.Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C.Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

     "Environmental Lien" means a Lien in favor of any Governmental Authority
      ------------------
for any liability under any Environmental Laws, or damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as the
      -----
same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.

     "ERISA Affiliate" means any company which is or was a member of the
      ---------------
controlled group of corporations or trades or businesses (as defined in Subsection (b), (c), (m) or (o) of Section 414 of the Code or the regulations promulgated thereunder) of which the Company is or was a member at any time within the last six years. Notwithstanding the above, such company shall not be considered an ERISA Affiliate with respect to any representation, warranty, affirmative or negative covenant, Event of Default or any other provision of this Agreement or any Transaction Document (collectively the "Relevant Provisions") unless the inaccuracy, breach or violation of such Relevant Provision (at the time or times such Relevant Provision applies) by such company would result in the Company or any Significant Subsidiary being subject to any liability under ERISA or the Code. An ERISA Affiliate shall be a current ERISA Affiliate only while it is a member of the controlled group of corporations or trades or businesses (as defined in Subsection (b), (c), (m) or (o) of Section 414 of the Code and the regulations thereunder) of which the Company is a member,

     "ERISA Event" means (a) a "reportable event" within the meaning of Section
      -----------
4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041 (c) of ERISA; (d) the withdrawal by the Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on the Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (g) the withdrawal by the Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could give rise to the imposition on the Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409 or 502(c), (i) or (l) of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (j) receipt from the IRS of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or (k) the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
Section 501(a) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

     "ESOP Loan" means any loan from the Company to the Plan secured by the Plan
      ---------
Shares.

     "euro" means the single currency of Euro Participating Member States, as
      ----
defined in any EMU Legislation.

     "Event of Default" means any of the events specified in Section 9.01.
      ----------------                                       ------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from
      ------------
time to time, and any successor statute, and the rules and regulations thereunder.

     "Existing Credit Agreement" has the meaning specified in Recital A to this
      -------------------------
Agreement.

     "Existing Indebtedness" means, with respect to the Company and its
      ---------------------
Subsidiaries, the Indebtedness as of December 31, 2001 set forth and described on Schedule 8.02.
   -------------

     "Existing Liens" means, with respect to the Company and its Subsidiaries,
      --------------
(a) those Liens set forth and described on Schedule 8.01 hereto as of the
                                           -------------
Closing Date, (b) Liens arising from equipment leases securing lease obligations and from purchases of personal property, together not exceeding $10,000,000 in the aggregate, and (c) additional Liens (other than Environmental Liens and any Lien imposed under ERISA) securing Indebtedness otherwise permitted by Section
                                                                       -------
8.02 not exceeding $1,000,000 in the aggregate which would not have a Material
----
Adverse Effect.

     "Extension of Credit" means (a) the Borrowing, Conversion or Continuation
      -------------------
of any Loans, or (b) the Issuance of a Letter of Credit (collectively, the "Extensions of Credit").
 --------------------

     "Facilities" means any and all real property (including, without
      ----------
limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or possessed by the Company or any of its Subsidiaries or any of their respective predecessors.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upwards to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve
      ---------------------
System, or any successor thereto.

     "Financial Letter of Credit" means a standby letter of credit supporting
      --------------------------
indebtedness owing to third parties which indebtedness matures on or before the Termination Date.

     "First Merger" means the merger of AECOM Merger Sub with and into AECOM.
      ------------

     "Fiscal Quarter" means the fiscal quarter of the Company, as the Company
      --------------
may designate to the Administrative Agent pursuant to Section on 7.03(i).
                                                      ------------------

     "Fiscal Year" means the fiscal year of the Company, which shall be the
      -----------
52-53 week period ending on the Friday closest to September 30 in each year or such other period as the Company may designate to the Administrative Agent pursuant to Section 7.03(i).
            ---------------

     "Fixed Charge Coverage Ratio" means, as of the last day of any Fiscal
      ---------------------------
Quarter, the ratio of (a) Consolidated EBITDA for the period of four Fiscal Quarters ending on the last day of such Fiscal Quarter to (b) the sum of (i) Consolidated Interest Expense during such period, (ii) the current portion of long-term indebtedness (meaning for this purpose only, the current portion of long term debt owing to banks, insurance companies and other financial institutions), and (iii) Capital Expenditures during such period (but excluding any Capital Expenditures which all Lenders consent to be excluded in their sole discretion); provided, however, that non-cash interest expense associated with
             --------  -------
the Senior Executive Deferred Compensation Plan shall be excluded to the extent such amount is offset by interest income from the Senior Executive Equity Investment Program.

     "Funding Date" means any date on which the Lenders make a Loan pursuant to
      -----------
Section 2 or issue a Letter of Credit pursuant to Section 3.
---------                                         ---------

     "GAAP" means generally accepted accounting principles as in effect in the
      ----
United States of America (as such principles may change from time to time).

     "Governmental Approval" means an authorization, consent, approval, permit,
      ---------------------
license or exemption of, registration or filing with, or report or notice to, any Governmental Authority.

     "Governmental Authority" means any nation or government, any state or other
      ----------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction.

     "Guarantor" means (a) AECOM, (b) each Significant Subsidiary and (c) each
      ---------
Subsidiary party to the Master Guaranty and Intercreditor Agreement.

     "Hazardous Materials" means any chemical substance:
      -------------------

     (a) (which is or becomes defined as a "hazardous waste" or "hazardous substance" under any Applicable Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S. C.
Section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S. C.
Section 6901 et seq.); or

     (b) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any Governmental Authority.

     "Honor Date" has the meaning specified in Section 3.03(b).
      ----------                               ---------------

     "Indebtedness" means, with respect to any Person, the aggregate amount of,
      ------------
without duplication; (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (d) all Capitalized Lease Obligations; (e) all obligations or liabilities of others secured by a Lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed; (f) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit (other than performance letters of credit) or bankers' acceptances; (g) all net obligations with respect to Swap Contracts; and (h) all Contingent Obligations; provided, that Indebtedness shall not include (i) indebtedness owing to
--------
shareholders in connection with purchases of the Company Capital Stock by the Company consistent with prior business practices, (ii) indebtedness of Joint Ventures of which the Company or any Subsidiary is a member to the extent such indebtedness is non-recourse (whether expressly, by operation of law or otherwise) to the Company or such Subsidiary or their assets and (iii) an amount equal to the greater of (A) indebtedness supported by letters of credit and (B) the face amount of such letters of credit.

     "Instrument of Joinder" means the Instrument of Joinder substantially in
      ---------------------
the form of Exhibit F executed and delivered by any Subsidiary of the Company
            ---------
becoming a Subsidiary Borrower hereunder, as contemplated by Section 5.03, and
                                                             ------------
any amendments or supplements thereto.

     "Intercompany Indebtedness" means any Indebtedness of the Company or any
      -------------------------
Subsidiary which, in the case of the Company, is owed to any Subsidiary and which, in the case of any Subsidiary, is owed to the Company or any other Subsidiary.

     "Interest Payment Date" means, with respect to any Offshore Rate Loan, the
      ---------------------
last day of each Interest Period applicable to such Loan and, with respect to Base Rate Loans, the last Business Day of each Fiscal Quarter; provided,
                                                               --------
however, that if any Interest Period for an Offshore Rate Loan exceeds three
-------
months, the date which falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter shall also be an Interest Payment Date.

     "Interest Period" means the period commencing on the Business Day an
      ---------------
Offshore Rate Loan is disbursed or Continued or on the Conversion Date on which a Loan is Converted to an Offshore Rate Loan and ending on the date one, two or three months thereafter, as selected by each Borrower, in its Request for Extension of Credit; provided that:

          (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and

          (iii) no Interest Period shall extend beyond the Termination Date.

     "Investment" means, as applied to any Person, any direct or indirect
      ----------
purchase or other acquisition by that Person of stock or securities, or any beneficial interest in stock or other securities, of any other Person, any partnership interest (whether general or limited) in any other Person, or all or any substantial part of the business or assets of any other Person, or any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "Investment Grade" means Long-Term Debt Ratings which are at least BBB- or
      ----------------
equivalent by Moody's, S&P or Fitch IBCA, Duff & Phelps.

     "IPO" means an initial public offering of Common Stock pursuant to a
      ---
registration statement on Form S-1 resulting in gross proceeds to the Company of at least $50,000,000 and the related transactions described in such registration statement or resulting from such public offering.

     "IRS" means the Internal Revenue Service of the United States of America.
      ---

     "Issue" means, with respect to any Letter of Credit, to issue or to extend
      -----
the expiry of, or to renew or increase the amount of, any Letter of Credit, and shall include (a) any letter of credit issued outside of this Agreement as a Letter of Credit hereunder and (b) the continuance hereunder of the Continuing Letters of Credit on the Closing Date, and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

     "Issuing Lender" means Bank of America or any other Lender selected by Bank
      --------------
of America with the consent of such Lender in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement Letter of Credit issuer arising under Section 10.09.
                     -------------

     "Joint Venture" means a joint venture, partnership or similar arrangement
      -------------
formed for the purpose of performing a single project or series of related projects, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a subsidiary, be considered to be a Joint Venture to which such Person is a party.

     "L/C Advance" means each Lender's participation in any L/C Borrowing in
      -----------
accordance with its applicable Pro Rata Share.

     "L/C Application" means an application and agreement for the issuance or
      ---------------
amendment of a letter of credit in the form from time to time in use by the Issuing Lender.

     "L/C Borrowing" means an extension of credit resulting from a drawing under
      -------------
any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Loans under Section 3.03(b).
                                              --------------

     "L/C Maturity Date" means the Termination Date, as it may be extended from
      -----------------
time to time.

     "L/C Obligations" means at any time the sum of (a) the aggregate undrawn
      ---------------
amount of Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under Letters of Credit, including outstanding L/C Borrowings related thereto.

     "L/C-Related Documents" means the Letters of Credit, the L/C Applications
      ---------------------
and any other document relating to any Letter of Credit, including any of the Issuing Lender's standard form documents for letter of credit issuances.

     "Lender" or "Lenders" shall have the meaning ascribed to it in the preamble
      ------      -------
hereto. References to the "Lender" shall include references to any Lender issuing Letters of Credit in its capacity as an Issuing Lender; for purposes of clarification only, to the extent that such an Issuing Lender may have any rights or obligations in addition to those of the Lenders due to its status as Issuing Lender, its status as such will be specifically referenced. References to the "Lender" shall also include references to each Lender in its individual capacity as a counterparty under any Swap Contract.

     "Lending Office" means, as to any Lender, the office or offices of such
      --------------
Lender specified on Schedule 11.02, or such other office or offices as the
                    --------------
Lender may from time to time notify the Company and the Administrative Agent.

     "Letter of Credit" means any letter of credit Issued by any Issuing Lender
      ----------------
pursuant to Section 3 (collectively, the "Letters of Credit").
            ---------                     -----------------

     "Letter of Credit Currency" has meaning set forth in Section 1.04(b).
      -------------------------                           ---------------

     "Level" means Level 1, Level 2, Level 3, Level 4 or Level 5, as determined
      -----
by reference to the definition of "Applicable Margin."

     "Leverage Ratio" means, at any date of determination thereof, the ratio of
      --------------
(a) Consolidated Funded Debt plus, without duplication, all unreimbursed
                             ----
drawings under any Letter of Credit existing as of such date, to (b) Consolidated EBITDA for the four Fiscal Quarters ending on such date.

     "Lien" means any lien, mortgage, pledge, security interest, charge, or
      ----
encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

     "Loan" has the meaning specified in Section 2.01
      ----                               ------------

     "Loan Documents" means this Agreement, the Notes, the Master Guaranty and
      --------------
Intercreditor Agreement, the L/C-Related Documents and other documents delivered to the Administrative Agent in connection therewith and all Swap Contracts between the Borrowers and any of the Lenders or their Affiliates in their capacity as a counterparty thereunder.

     "Long-Term Debt Ratings" means the ratings, if any, on Company's long-term
      ----------------------
unsecured Indebtedness as most recently publicly announced by, to the extent any has given such a rating, S&P, Moody's and Fitch IBCA, Duff & Phelps.

     "Majority Lenders" means at any time Lenders then holding in excess of 50%
      ----------------
of the then aggregate unpaid principal amount of the Loans and L/C Obligations, or, if no such principal amount is then outstanding, Lenders then having in excess of 50% of the Commitments.

     "Mandatory Cost Rate" means, with respect to any period, a rate per annum
      -------------------
determined in accordance with Schedule 1.01(b).
                              ----------------

     "Mandatory Cost Reference Lender" means Bank of America.
      -------------------------------

     "Margin Regulations" means Regulations U and X of the Federal Reserve Board
      ------------------
and any successor regulations thereto, as in effect from time to time.

     "Margin Stock" means "margin stock" as defined in Regulation U.
      ------------

     "Master Guaranty and Intercreditor Agreement" means the Amended and
      -------------------------------------------
Restated Master Guaranty and Intercreditor Agreement, made by each Guarantor in favor of the Administrative Agent, in substantially the form of Exhibit D, as it
                                                                ---------
may be from time to time amended, supplemented or otherwise modified.

     "Material Adverse Effect" means (a) a material adverse change in, or a
      -----------------------
material adverse effect upon, the business, assets, prospects, results of operation or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; or (b) a material impairment of the ability of the Company to perform under any Loan Document and avoid any Event of Default.

     "Minimum Amount" means, with respect to each of the following actions, the
      --------------
minimum amount and any multiples in excess thereof set forth opposite such action:

           Type of Action                           Minimum Amount               Multiples in excess thereof
--------------------------------------------------------------------------------------------------------------
Borrowing or prepayment of, or                          $500,000                            None
Conversion into, Base Rate Loans
--------------------------------------------------------------------------------------------------------------

Borrowing, prepayment or Continuation
of, or Conversion into,                               $1,000,000                          $500,000
Dollar-denominated Offshore Rate Loans
--------------------------------------------------------------------------------------------------------------

                                         Greater of (a) Offshore Currency     Greater of (a) Offshore Currency
                                         equivalent of U.S. $1,000,000,       equivalent of U.S. $500,000,
Borrowing, prepayment or Continuation    rounded up to nearest 10,000 units   rounded up to nearest 10,000
of, or Conversion into, Offshore         of such Offshore Currency and (b)    units of such Offshore Currency
Currency Loans                           1,000,000 units of such Offshore     and (b) 500,000 units of such
                                         Currency                             Offshore Currency
--------------------------------------------------------------------------------------------------------------

Issuance of Letter of Credit                              None                              None
--------------------------------------------------------------------------------------------------------------

Reduction in Commitments                              $1,000,000                         $1,000,000
--------------------------------------------------------------------------------------------------------------

Assignments                                           $5,000,000                            None

     "Moody's" means Moody's Investors Service, Inc.
      -------

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section
      ------------------
3(37) and Section 4001(a)(3) of ERISA to which the Company or any of its ERISA Affiliates is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Net Cash Proceeds" means, with respect to any Asset Disposition, the sum
      -----------------
of:

     (a) the cash and cash equivalent proceeds received by or for the account of the Company or any of its Subsidiaries attributable to such Asset Disposition;

     (b) the amount of cash and cash equivalents received by or for the account of the Company or any of its Subsidiaries upon the sale, conversion, collection or other liquidation of any Non-Cash Proceeds attributable to a such Asset Disposition (but only as and when so received); and

     (c) the amount of cash and cash equivalents in respect of any run-off of receivables less payments on associated liabilities, in each case retained in connection with an Asset Disposition constituting a sale of all or substantially all of the other assets or a line of business of the Person making the disposition (but only as and when so received);

in each case net of any amount required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the stock or other assets disposed of, any amount applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien permitted under Section 8.01 on the
                                                        ------------
asset disposed of, any transfer taxes paid or payable as a result of such Asset Disposition and professional fees and expenses, broker's commissions and other out-of-pocket costs of sale actually paid to any Person (other than the Company or any Subsidiary) attributable to such Asset Disposition.

     "Non-Cash Proceeds" means any notes, debt securities, other rights to
      -----------------
payment, equity securities and any other consideration received from an Asset Disposition, except cash and cash equivalents.

     "Note" means a promissory note of a Borrower payable to the order of a
      ----
Lender, if requested by such Lender, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from Loans made by such Lender, substantially in the form of Exhibit C (collectively, the "Notes").
                             ---------                     -----

     "Obligations" means all present and future obligations and liabilities of
      -----------
every type and description arising under or in connection with this Agreement or any other Loan Document, due or to become due to the Administrative Agent, any Lender (including any Lender or its Affiliate in its capacity as a counterparty under any Swap Contract) or any Person entitled to indemnification pursuant to
Section 11.05 of this Agreement or any of their respective successors,
-------------
transferees or assigns, and shall include, without limitation, (a) all liability for payment of principal of and interest on the Loans and under any Notes, (b) all liability to make reimbursements for drawings under Letters of Credit, (c) all liabilities under any Swap Contract, (d) all liability hereunder or under the Loan Documents for any fees, expense reimbursements and indemnifications, and (e) any and all other debts, obligations and liabilities to the Administrative Agent or any Lender heretofore, now or hereafter incurred or created (and all renewals, extensions, readvances, modifications and rearrangements thereof), under, in connection with, in respect of or evidenced or created by this Agreement or any or all of the other Loan Documents, whether voluntary or involuntary, however arising, and whether due or not due, absolute or contingent, secured or unsecured, liquidated or unliquidated, determined or undetermined, direct or indirect, and whether a Borrower may be liable individually or jointly with others.

     "Offshore Currency" means the currencies listed on Schedule 2.02, any
      -----------------                                 -------------
additional currency permitted in accordance with Section 1.04(a) and, with
                                                 ---------------
respect to Letters of Credit only, any Letter of Credit Currency permitted in accordance with Section 1.04(b).
                ---------------

     "Offshore Currency Loan" means any Offshore Rate Loan denominated in an
      ----------------------
Offshore Currency.

     "Offshore Rate" means:
      -------------

     (a) for any Interest Period with respect to any Offshore Rate Loan other than one referred to in subsection (b) of this definition:

          (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) on the Quotation Day applicable to such Loan, or

          (ii) if the rate referenced in the preceding subsection (i) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) Quotation Day applicable to such Loan, or

          (iii) if the rates referenced in the preceding subsections (i) and
     (ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upwards to the next 1/100th of 1%) at which deposits in the relevant currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, Continued or Converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London branch or Affiliate to major banks in the offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) Quotation Day applicable to such Loan; and

     (b) for any Interest Period with respect to any Offshore Rate Loan advanced by a Lender required to comply with the relevant requirements of the Bank of England and the Financial Services Authority of the United Kingdom, the sum of
(i) the rate determined in accordance with subsection (a) of this definition and
(ii) the Mandatory Cost Rate for such Interest Period.

     "Offshore Rate Loan" means a Loan that bears interest at a rate determined
      ------------------
by reference to an Offshore Rate, which may be denominated in U.S. Dollars or an Offshore Currency. Offshore Rate Loans include Offshore Currency Loans.

     "Operating Lease" means, as applied to any Person, any lease of any
      ---------------
property (whether real, personal, or mixed) which is not a Capitalized Lease other than any such lease under which that Person is the lessor.

     "Other Taxes" has the meaning specified in Section 4.01(b).
      -----------                               ---------------

     "Overnight Rate" means, for any day, (a) with respect to payments in
      --------------
Dollars, the Federal Funds Rate and (b) with respect to payments in Offshore Currencies, the rate of interest per annum at which overnight deposits in the applicable Offshore Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Bank of America's principal office in London to major banks in the London or other applicable offshore interbank market.

     "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title
      ----
IV of ERISA, or any successor thereto.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA)
      ------------
subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

     "Performance Letter of Credit" means a standby Letter of Credit used
      ----------------------------
directly or indirectly to cover bid, performance, advance and retention obligations that mature before the Termination Date, including without limitation, Letters of Credit issued in favor of sureties who in connection therewith cover bid, performance and retention obligations.

     "Permitted Investments" means (a) marketable direct obligations issued or
      ---------------------
unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having, at the time of acquisition, the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing within one year from the date of acquisition thereof and having, at the time of acquisition, a rating of A-2 or higher from S&P or P-2 or higher from Moody's, (d) certificates of deposit, other time deposits, Eurodollar time deposits., repurchase agreements, reverse repurchase agreements and bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank operating under the laws of the United States of America or any state thereof or the District of Columbia or any branch or agency of a non-U.S. bank licensed to conduct business in the United States which, in each case, has combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A-2 by S&P or P-2 by Moody's or (e) institutional money market funds organized under the laws of the

United States of America or any state thereof that invest solely in any of the Investments permitted under clauses (a), (b), (c), and (d) hereof.

     "Permitted Liens" means, collectively, the Liens permitted under Section
      ---------------                                                 -------
8.01.
----

     "Permitted Offshore Investments" means:
      ------------------------------

          (a) obligations maturing not more than one year after the date of acquisition and issued or guarantied by any government, governmental agency or multinational intergovernmental organization, which obligations have a rating at the time of such acquisition of not less than "AA" from S&P or "Aa2" from Moody's;

          (b) commercial paper having a rating at the time of acquisition of at least "A-2" from S&P or "P-2" from Moody's;

          (c) corporate promissory notes or other obligations maturing not more than one year after the date of acquisition which at the time of such acquisition have, or are supported by an unconditional guaranty from a corporation with similar obligations which have the highest rating obtainable from S&P or from Moody's;

          (d) demand deposits, time deposits, certificates of deposit or other obligations (including acceptances) maturing not more than one year after the date of acquisition which are in, issued, accepted or guarantied by a bank whose short-term securities are rated at least "A-2" from S&P or "P-2" from Moody's and whose combined capital and surplus is at least US$100,000,000; provided, however, that Investments of the type described
                     --------  -------
     in this clause (d) shall not exceed $30,000,000 in the aggregate at any time, of which not more than $5,000,000 in the aggregate at any time may be in, issued, accepted or guarantied by banks not party to this Agreement; and

          (e) money market funds having at the time of acquisition a rating from S&P or Moody's in the highest investment category granted by them.

     "Person" means an individual, a corporation, a partnership, a trust, an
      ------
unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof and, for the purpose of the definition of "ERISA Affiliate," a trade or business.

     "Plan" means the AECOM Technology Corporation Employee Stock Ownership
      ----
Plan, and the associated trust, as such plan and trust may from time to time be supplemented, modified or amended, excluding Appendix A, but including any successor or replacement plan.

     "Plan Shares" means shares of the Company Capital Stock owned by the Plan.
      -----------

     "Pro Rata Share" means, as to any Lender, the percentage equivalent of the
      --------------
sum of such Lender's Commitment, if any, divided by the Aggregate Commitment, if any. The initial Pro Rata Shares of each Lender are set forth opposite such Lender's name in Schedule 2.01 hereto under the heading "Pro Rata Shares."
                 -------------

     "Quarterly Payment Date" means the last Business Day of each Fiscal Quarter
      ----------------------

     "Quotation Day" means (a) if a Loan is made in Dollars or any Offshore
      -------------
Currency other than euro, two Business Days prior to the first day of such Interest Period and (b) if a Loan is made in euro, two TARGET Days prior to the first day of such Interest Period; provided that if market practice differs in
                                   --------
the relevant interbank market for an Offshore Currency, then the Quotation Day for that Offshore Currency will be determined by the Administrative Agent in accordance with market practice in the relevant interbank market (and if quotations would normally be given by leading banks in the relevant interbank market on more than one day, the Quotation Day will be last of those days).

     "Real Property" means each of those parcels (or portions thereof) of real
      -------------
property, improvements and fixtures thereon and appurtenances thereto now or hereafter owned or leased by the Company or any of its Subsidiaries.

     "Reference Lenders" means Bank of America and Union Bank of California,
      -----------------
N.A.

     "Regulation U" means Regulation U of the Federal Reserve Board or any
      ------------
successor regulation, in each case as in effect from time to time.

     "Reorganization" means the reorganization of AECOM undertaken in connection
      --------------
with the IPO, including the First Merger, the Second Merger, the assumption by AECOM Merger Corporation of all the rights and obligations of AECOM as a result of the Second Merger, the offer to purchase Class A Common Stock of AECOM commencing after completion of the IPO and other transactions relating to the foregoing, all as described in the registration statement on Form S-4 filed by AECOM Merger Sub with the Securities and Exchange Commission.

     "Request for Extension of Credit" means, unless otherwise specified herein,
      -------------------------------
(a) with respect to a Borrowing, Conversion or Continuation of Loans, a duly completed written request substantially in the form of Exhibit A, and (b) with
                                                       ---------
respect to the Issuance of a Letter of Credit, a duly completed L/C Application.

     "Requisite Notice" means, unless otherwise provided herein, (a) irrevocable
      ----------------
written notice to the intended recipient or (b) except with respect to Issuances of, or other modifications to, Letters of Credit (which must be in writing), irrevocable telephonic notice to the intended recipient, promptly followed by a written notice to such recipient. Such notices shall be (i) delivered to such recipient at the address or telephone number specified on Schedule 11.02 or as
                                                          --------------
otherwise designated by such recipient by written notice to the Administrative Agent, and (ii) if made by any Borrower Party, given or made by a Responsible Officer of such Borrower Party. Any written notice delivered in connection with any Loan Document shall be in the form, if any, prescribed herein or therein. Any notice sent by other than hardcopy shall be promptly confirmed by a telephone call to the recipient and, if requested by the Administrative Agent, by a manually-signed hardcopy thereof.

     "Requisite Time" means, with respect to any of the actions listed below,
      --------------
the time and date set forth below opposite such action:

                                              California
                Type of Action                   Time         Date of Action
--------------------------------------------------------------------------------------------
Delivery of Request for Extension of Credit
for, or notice for:

..    Borrowing or prepayment of Base Rate
     Loans                                    10:00 a.m.   Same Business Day as such
                                                           Borrowing or prepayment

..    Conversion into Base Rate Loans          10:00 a.m.   3 Business Days prior to such
                                                           Conversion

..    Borrowing, prepayment or, Continuation                3 Business Days prior to such
     of, or Conversion into, Offshore Rate    9:00 a.m.    Borrowing,prepayment,
     Loans denominated in Dollars                          Continuation or Conversion

..    Borrowing, prepayment or, Continuation                5 Business Days prior to such
     of, or Conversion into, Offshore Rate     See note    Borrowing,prepayment,
     Loans denominated in Offshore              below      Continuation or Conversion
     Currencies (other than Special Notice
     Currencies)

..    Borrowing, prepayment or, Continuation                6 Business Days prior to such
     of, or  Conversion into, Offshore Rate    See note    Borrowing, prepayment,
     Loans denominated in Special Notice        below      Continuation or Conversion
     Currencies

..    Requests for additional Offshore         11:00 a.m.   10 Business Days prior to
     Currencies                                            proposed Extension of Credit

                                                           2 Business Days prior to such
                                                           action (or such lesser time which
..    Issuances of Letter of Credit            10:00 a.m.   is acceptable to the Issuing
                                                           Lender)
--------------------------------------------------------------------------------------------

Voluntary reduction in or termination of      10:00 a.m.   5 Business Days prior to such
Commitments                                                reduction or termination

Payments by the Lenders to the
Administrative Agent for Base Rate Loans      12:00 Noon   On Borrowing date

Payments by Borrower to reimburse Issuing
Lender for drawing under a Letter of Credit   8:00 a.m.    On Honor Date

Other payments by the Lenders or Borrower
Party to the Administrative Agent             11:00 a.m.   On date payment is due

   Note: The Requisite Time for Borrowings and payments in Offshore Currencies
   ----
   shall be the local times in the country of settlement for such Offshore Currencies as specified from time to time by the Administrative Agent to the parties hereto.

     "Responsible Officer" means the Chief Executive Officer, the President or
      -------------------
the Chief Financial Officer, Treasurer or any other officer of the applicable Borrower Party expressly designated by the applicable Borrower Party as a Responsible Officer hereunder.

     "Restricted Payment" means (a) any dividend or other distribution, direct
      ------------------
or indirect, on account of any shares of the Company Capital Stock now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Company Capital Stock now or hereafter outstanding, and
(c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, or any outstanding warrants, options or other rights to acquire shares of any class of the Company Capital Stock or any class of Capital Stock of its Subsidiaries now or hereafter outstanding.

     "Revaluation Date" means each date of an Extension of Credit denominated in
      ----------------
an Offshore Currency, each Honor Date and such additional dates as the Administrative Agent or the Majority Lenders shall specify.

     "S&P" means Standard & Poor's Ratings Services, a division of The
      ---
McGraw-Hill Companies, Inc., a corporation.

     "Sale-Leaseback Transaction" means any arrangement with any Person
      --------------------------
providing for the leasing by the Company or any Subsidiary of any real or personal property that, or of any property similar to and used for substantially the same purposes as any other property that, has been or is to be sold or otherwise transferred by the Company or any of the Subsidiaries to such Person with the intention of entering into such a lease.

     "SEC" means the United States Securities and Exchange Commission, and any
      ---
successor thereto.

     "Second Merger" means the merger of AECOM with and into AECOM Merger
      -------------
Corporation, as a result of which AECOM Merger Corporation will change its name to AECOM Technology Corporation and assume all of the rights and obligations of AECOM, including rights and obligations under the Loan Documents.

     "Securities Act" means the Securities Act of 1933, as amended from time to
      --------------
time, and any successor statute.

     "Senior Executive Deferred Compensation Plan" means the Company's senior
      -------------------------------------------
executive deferred compensation plan providing deferred compensation benefits for certain senior executives of the Company and its Subsidiaries.

     "Senior Executive Equity Investment Program" means the Company's senior
      ------------------------------------------
executive equity investment program for certain senior executives of the Company and its Subsidiaries.

     "Significant Subsidiary" means any direct or indirect domestic Subsidiary
      ----------------------
of the Company that, together with any other domestic Subsidiaries owned by such Subsidiary, (a) has assets with a book value that total 10% or more of the book value of all assets of the Company and its Subsidiaries on a consolidated basis or (b) has items (a) through (g) of the definition of Consolidated EBITDA that is 10% or more of Consolidated EBITDA in any fiscal year. Notwithstanding the foregoing, any Significant Subsidiary whose assets fall below the foregoing test shall not thereafter be considered a Significant Subsidiary hereunder until such time as it does meet such test.

     "Solvent" means, with respect to any Person that:
      -------

     (a) the total present fair value and fair salable value of such Person's assets on a going concern basis is in excess of the total amount of such Person's liabilities, including contingent liabilities;

     (b) such Person is able to pay its liabilities and contingent liabilities as they become due; and

     (c) such Person does not have unreasonably small capital with which to engage in such Person's business as theretofore operated and as proposed to be operated.

     "Special Notice Currency" means at any time an Offshore Currency, other
      -----------------------
than of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

     "Spot Rate" for a currency means the rate quoted by Bank of America as the
      ---------
spot rate for the purchase by Bank of America of such currency with another currency.

     "Subordinated Debt" means any Indebtedness hereafter incurred subordinated
      -----------------
to the Obligations and with subordination terms approved in advance in writing by all Lenders, such approval not to be unreasonably withheld.

     "Subsidiary" means any corporation or other entity (excluding Joint
      ----------
Ventures) of which more than fifty percent (50%) of the total voting power of shares of stock or other securities or other ownership interests entitled to vote in the election of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company or one or more of the Company's Subsidiaries.

     "Subsidiary Borrower" means any Wholly-Owned Subsidiary of the Company
      -------------------
which has satisfied the requirements of Section 5.03. The Subsidiary Borrowers
                                        -------------
as of the Closing Date are identified as such on Schedule 1.01(b).
                                                 ----------------

     "Subsidiary Guarantor" has the meaning set forth in the Master Guaranty and
      --------------------
Intercreditor Agreement.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps,
      -------------
credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and

(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any
 ----------------
Master Agreement.

     "TARGET Day" means any day on which the Trans-European Automated Real-time
      ----------
Gross Settlement Express Transfer (TARGET) System (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is operating.

     "Taxes" means any present or future income, stamp and other taxes, charges,
      -----
fees, levies, duties, imposts', withholdings or other assessments, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local or foreign taxing authority upon any Person.

     "Tax Sharing Agreement" means that certain Tax Sharing Agreement dated
      ---------------------
April 6, 1990, as amended from time to time with the consent of the Majority Lenders.

     "Termination Date" means the earlier to occur of:
      ----------------

     (a) May 31, 2004, or if the Termination Date is extended pursuant to
Section 2.04(b), such later date; and
---------------

     (b) the date on which the Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.

     "Trademarks" means trademarks, servicemarks and trade names, all
      ----------
registrations and applications to register such trademarks, servicemarks and trade names and all renewals thereof, and the goodwill of the business associated with or relating to such trademarks, servicemarks and trade names, including without limitation any and all licenses and rights granted to use any trademark, servicemark or trade name owned by any other Person.

     "Transferee" has the meaning specified in Section 11.08.
      ----------                               -------------

     "UCC" means the Uniform Commercial Code as in effect in the State of
      ---
California.

     "UCP" means the Uniform Customs and Practice for Documentary Credits as
      ---
most recently published by the International Chamber of Commerce.

     "Unfunded Pension Liability" means the excess of a Employee Benefit Plan's
      --------------------------
benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Employee Benefit Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code of the applicable plan year.

     "Wholly-Owned Subsidiary" means any Subsidiary all the shares of Capital
      -----------------------
Stock or other ownership interests of which (except for directors' qualifying shares) are at the time directly or indirectly owned by the Company or one or more of its other Subsidiaries.

     1.02 Other Interpretive Provisions.

     (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

     (b) The Agreement. The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

     (c) Certain Common Terms.

          (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (ii) The term "including" is not limiting and means "including without limitation."

     (d) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

     (e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

     (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     (g) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     (h) Independence of Provisions. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

     (i) Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to the Administrative Agent, the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders, any Issuing Lender, or the Administrative Agent merely because of the Administrative Agent's, any Issuing Lender's or Lenders' involvement in the preparation of such documents and agreements.

     (j) Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

     1.03 Exchange Rates; Currency Equivalents. The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Extensions of Credit and Effective Amounts denominated in Offshore Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

     1.04 Extensions of Credit in Offshore Currencies. (a) The Borrowers may from time to time request Extensions of Credit in currencies other than those listed on Schedule 2.02 so long as such currency is freely traded in the
          -------------
offshore interbank foreign exchange markets and freely transferable and freely convertible into Dollars. The Borrowers shall request any such additional currency by Requisite Notice to the Administrative Agent (who shall promptly notify each Lender) not later than the Requisite Time therefor. Each Lender shall notify the Administrative Agent (who shall promptly notify the Company) whether it can, in its sole discretion, make an Extension of Credit in such requested currency. If all the Lenders consent to such currency, such currency shall thereafter be deemed for all purposes an Offshore Currency hereunder available for Extensions of Credit.

     (b) The Borrowers may from time to time request, with the consent of the applicable Issuing Lender given or withheld in its sole discretion, that Letters of Credit be issued in currencies other than those listed on Schedule 2.02 or
                                                             -------------
otherwise approved pursuant to subsection (a) above (a "Letter of Credit
                                                        ----------------
Currency"). Only Letters of Credit may be issued in a Letter of Credit Currency,
--------
and no Loans may be requested in a Letter of Credit Currency unless such currency has been otherwise approved pursuant to subsection (a) above.

     (c) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the euro as its lawful currency after the date hereof shall be redenominated into euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the euro as its lawful currency; provided that if any Extension of Credit in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Extension of Credit, at the end of the then current Interest Period.

     (d) The Administrative Agent may from time to time further modify the terms of, and practices contemplated by, this Agreement with respect to the euro to the extent the Administrative Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs or practices developed in connection with the euro. The Administrative Agent may effect such modifications, and this Agreement shall be deemed so amended, without the consent of any Borrower or the Lenders to the extent such modifications are not materially disadvantageous to the Borrowers and the Lenders, upon notice thereto.

                             SECTION 2. THE CREDITS

     2.01 Amounts and Terms of Commitments.

     (a) From time to time on any Business Day during the period from the Closing Date to the Termination Date, each Lender severally agrees, on the terms and conditions hereinafter set forth, to (i) make Loans in Dollars and Offshore Currencies to each Borrower (each such loan, a "Loan") in Dollars and (ii)
                                                ----
participate in Letters of Credit denominated in Dollars or Offshore Currencies Issued for the account of a Borrower; provided, however, that, after giving
                                      --------  -------
effect to any Borrowing of Loans or any Issuance of, or purchase of participations in, Letters of Credit:

          (1) the Effective Amount of the Loans of any Lender plus the participation of such Lender in the Effective Amount of all L/C Obligations shall not exceed an aggregate amount at any time outstanding equal to the amount set forth opposite the Lender's name in Schedule 2.01 hereto under
                                                    -------------
     the heading "Commitment" (such amount as the same may be reduced pursuant to Section 2.04 or as a result of one or more assignments pursuant to
        ------------
     Section 11.08, the Lender's "Commitment");
     -------------                ----------

          (2) the Effective Amount of all L/C Obligations relating to Financial Letters of Credit shall not exceed $30,000,000 at any time.

          (3) the Effective Amount of each Lender's Loans shall not exceed such Lender's Pro Rata Share of such amount;

          (4) the Effective Amount of all Loans shall not exceed the Aggregate Commitment from to time in effect less $10,000,000 in the aggregate; and
                                       ----

          (5) the Effective Amount of all Loans and L/C Obligations shall not at any time exceed the Aggregate Commitment.

     (b) Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow Loans under this Section 2.01,
                                                             ------------
request the Issuance of Letters of Credit under Section 3.02, prepay pursuant to
                                                ------------
Section 2.05 and reborrow Loans pursuant to this Section 2.01.
------------                                     ------------

     2.02 Loan Accounts and Notes.

     (a) Subject to Section 2.02(b), the Loans made by each Lender and the
                    ---------------
Letters of Credit Issued by any Issuing Lender, shall be evidenced by one or more loan or letter of credit accounts maintained by such Lender or such Issuing Lender, as the case may be, in the ordinary course of business. The loan or letter of credit accounts or records maintained by the Administrative Agent, each Issuing Lender and each Lender shall be rebuttable presumptive evidence of the amount of the Loans made by the Lenders to, and the Letters of Credit Issued by such Issuing Lender for the account of, each Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder (and under any Note) to pay any amount owing with respect to the Loans or Letters of Credit.

     (b) If requested by any Lender, each Borrower shall issue a Note payable to the order of such Lender in an amount equal to its Pro Rata Share of the maximum amount of Loans permitted under Section 2.01(a)(1), respectively, to evidence
                                ------------------
the Loans made by such Lender. Each such Lender shall endorse on the schedules annexed to its Notes, the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by each Borrower with respect thereto. Each Lender is irrevocably authorized by each Borrower to endorse its Notes and each Lender's record shall be rebuttable presumptive evidence; provided, however, that the failure of a Lender to make, or an error in making,
--------  -------
a notation thereon with respect to any Loan shall not limit or otherwise affect the Obligations of a Borrower hereunder or under any such Note to such Lender.

     2.03 Borrowings, Conversions and Continuations of Loans.

     (a) Each Borrower may irrevocably request a Borrowing, Conversion or Continuation of Loans on any Business Day in a Minimum Amount therefor by delivering a Request for Extension of Credit therefor by Requisite Notice to the Administrative Agent not later than the Requisite Time therefor. All Borrowings, Conversions and Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the prior sentence.

     (b) Following receipt of a Request for Extension of Credit denominated in Dollars, the Administrative Agent shall promptly notify each Lender by Requisite Notice of a Borrower and its Pro Rata Share thereof. Following receipt of a Request for Extension of Credit denominated in an Offshore Currency, the Administrative Agent shall promptly notify each Lender by Requisite Notice of the aggregate amount of such Extension of Credit in such Offshore Currency, the aggregate Dollar Equivalent of such Extension of Credit and the applicable Spot Rate used by the Administrative Agent to determine such Dollar Equivalent. In the case of a Borrowing of Loans, each Lender shall, subject to the next paragraph, make the funds for its Loan available in the currency of such Loan to the Administrative Agent at the Administrative Agent's Office not later than the Requisite Time therefor on the Business Day specified in such Request for Extension of Credit. Upon satisfaction of the applicable conditions set forth in
Section 5.02, (and, with respect to the initial Extension of Credit hereunder,
------------
Section 5.01), all funds so received shall be made available to the applicable
-------------
Borrower in like funds received. The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Offshore Rate Loans upon determination of same. The Administrative Agent shall from time to time notify the Company and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     If any Lender (a "Nonfunding Lender") determines that it is unable, in its
                       -----------------
sole discretion and for any reason, to fund an Offshore Currency Loan in a requested Offshore Currency, it shall notify the Administrative Agent (who shall notify the Company and the other Lenders) prior to the time specified by the Administrative Agent for setting the rate for such Offshore Currency Loan. In such case, the Administrative Agent shall request another Lender to fund the Offshore Currency Loan which would otherwise have been made by such Nonfunding Lender (a "Fronting Loan"). If another Lender (a "Fronting Lender"), in its sole
           -------------                          ---------------
discretion, elects to make a Fronting Loan, the Nonfunding Lender shall be deemed to have irrevocably and unconditionally purchased a risk participation from the Fronting Lender in such Fronting Loan. Upon demand of the Fronting Lender made at any time through the Administrative Agent, the Nonfunding Lender shall fund its risk participation in the Fronting Loan by delivering an amount equal to the Dollar Equivalent of the principal amount of the Fronting Loan to the Fronting Lender. Notwithstanding anything else to the contrary in this Agreement, unless and until the Nonfunding Lender funds its risk participation in the Fronting Loan, all payments of principal in respect of the Fronting Loan shall be for the account of the Fronting Lender, and the Fronting Lender shall be entitled to interest in an amount equal to the Overnight Rate in respect of the Fronting Loan, and such amount of interest shall be deducted by the Administrative Agent from any interest payments made by Borrowers in respect of the Fronting Loan. Subject to the prior sentence, unless the Nonfunding Lender has defaulted in its obligations under this paragraph, the Nonfunding Lender shall be entitled to all interest payments in respect of the Fronting Loan. The Nonfunding Lender shall indemnify the Fronting Lender upon demand from and against any losses incurred by the Fronting Lender arising from fluctuations in currency exchange rates in respect of the Fronting Loan. If no Lender elects to make a Fronting Loan, such Request for Extension of Credit shall be deemed withdrawn.

     (c) Except as otherwise provided herein, Offshore Rate Loans may be Continued or Converted only on the last day of the Interest Period for such Loan. No Loan may be Converted into or Continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

     (d) If a Loan is to be made on the same date that another Loan in the same currency is due and payable, a Borrower or the Lenders, as the case may be, shall, unless the Administrative Agent otherwise requests, make available to the Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

     (e) The failure of any Lender to make any Loan on any date shall not relieve any other Lender of any obligation to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan.

     (f) Unless the Majority Lenders shall otherwise agree, during the existence of an Event of Default, no Borrower may elect to have a Loan be made as, or Converted into or Continued as, an Offshore Rate Loan.

     (g) After giving effect to any Borrowing, there shall not be more than 10 different Interest Periods in effect.

     2.04 Voluntary Termination or Reduction of Commitments; Extensions of Termination Date and L/C Maturity Date.

     (a) The Company may, upon Requisite Notice to the Administrative Agent given not later than the Requisite Time therefor, terminate the Aggregate Commitment or permanently reduce the Aggregate Commitment in a Minimum Amount therefor; provided, that no such reduction or termination shall be permitted if, after giving effect thereto and any concurrent prepayments, the Effective Amount of Loans and L/C Obligations would exceed the Aggregate Commitment; provided,
                                                                    --------
further, that once reduced in accordance with this Section 2.04, no Commitment
-------                                            ------------
may be increased. Any reduction of the Aggregate Commitment pursuant to this
Section 2.04 shall be applied to each Lender's Commitment in accordance with the
------------
Lender's Pro Rata Share thereof. All accrued commitment and Letter of Credit fees to, but not including the effective date of any reduction or termination of the Aggregate Commitment, shall be paid on the effective date of such reduction or termination.

     (b) On or before the date that is 60 days prior to May 31 of any year (April 1), the Company may request in writing through the Administrative Agent that the Lenders extend the Termination Date for a one year period. The Administrative Agent shall promptly notify the Lenders of such a request. On or before such May 31, the Lenders shall have the right, in their sole discretion, to consent to the extension of the Termination Date on terms and conditions satisfactory to the Lenders or to reject such extension request. If any Lender rejects the extension of the Termination Date, or fails to respond to such request, the Termination Date shall not be extended and the existing Termination Date shall remain in effect. If the Administrative Agent fails to respond in writing to the Company by such May 31, the Lenders shall be deemed to have rejected the extension request.

     If the Lenders consent to the extension of the Termination Date, such date shall be automatically extended by such one-year period upon notice from the Administrative Agent without any further action by the Company, the Administrative Agent or the Lenders, and the Borrower Parties shall execute such documents, agreements and instruments, and perform such acts as the Administrative Agent may request, to effect such extension.

     2.05 Optional Prepayments. Subject to Section 4.05, each Borrower may upon
                                           ------------
Requisite Notice given not later than the Requisite Time therefor to the Administrative Agent, at any time or from time to time, ratably prepay Loans in a Minimum Amount therefor. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans or Offshore Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by such Borrower and the Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest on any Offshore Rate Loans prepaid to each such date on the amount prepaid and any amounts required pursuant to Section 4.05.
                                                                ------------

     2.06 Mandatory Prepayments.

     (a) If at any time the Effective Amount of Loans and/or L/C Obligations then outstanding exceeds the Effective Amount thereof then permitted by Section
                                                                        -------
2.01, the Borrowers shall, immediately, without notice or demand, prepay the
----
outstanding principal amount of the Loans and/or L/C Advances and/or Cash Collateralize outstanding Letters of Credit in an aggregate amount equal to such excess in accordance with Section 2.06(b).
                          ---------------

     (b) As between repayment of Loans and Cash Collateralization of L/C Obligations pursuant to Section 2.06(a), the Borrowers shall first prepay any
                        ---------------
Base Rate Loans then outstanding and then prepay Offshore Rate Loans with the shortest Interest Periods remaining, and thereafter Cash Collateralize outstanding Letters of Credit. If the amount of Base Rate Loans is not sufficient to satisfy the entire prepayment requirement pursuant to Section
                                                                    -------
2.06(a), the Company may prepay any Offshore Rate Loans which it would otherwise
-------
be required to prepay on a day other than the last day of the Interest Period therefor on the last day of such Interest Period(s), and the amount of Letters of Credit required to be Cash Collateralized may be reduced by the amount of such Offshore Rate Loans to be prepaid. The Borrowers shall pay, together with each prepayment of Offshore Rate Loans under this Section 2.06, accrued interest
                                                  ------------
on the amount prepaid and any amounts required pursuant to Section 4.05.
                                                           ------------

     2.07 Repayment.

     (a) Loans and L/C Borrowings. Each Borrower severally agrees to repay to the Lenders in full on the Termination Date the aggregate principal amount of all Loans made to it outstanding on the Termination Date.

     (b) L/C Borrowings. Each Borrower severally agrees to repay to the Lenders in full on the Termination Date the aggregate principal amount of all L/C Borrowings made to it outstanding on the Termination Date.

     2.08 Interest.

     (a) Subject to Sections 2.08(d) and 11.01(b), each Loan shall bear interest
                    ----------------     --------
on the outstanding principal amount thereof from the date when made to the date paid in full at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be, plus the Applicable Margin in effect.

     (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans pursuant to

Section 2.05 or 2.06 for the portion of the Loans so prepaid and upon payment
------------    ----
(including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand.

     (c) While any Event of Default exists or after acceleration, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations due and unpaid, at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin based on Level 1 for Base Rate Loans plus 2% per annum.

     (d) Anything herein to the contrary notwithstanding, the obligations of the Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrowers shall pay such Lender interest at the highest rate permitted by applicable law.

     2.09 Fees. In addition to fees described at Section 3.09:
                                                 ------------

     (a) Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Lender a commitment fee on the actual daily unused portion of such Lender's Commitment, computed on a quarterly basis in arrears on each Quarterly Payment Date upon the daily utilization for that Fiscal Quarter as calculated by the Administrative Agent, equal to the Applicable Margin therefor in effect. Such commitment fee shall accrue from the Closing Date to the Termination Date, and shall be due and payable quarterly in arrears commencing in June 2000 through the Termination Date; provided however, that, in connection
                                           -------- -------
with any reduction or termination of Commitments pursuant to Section 2.04, the
                                                             ------------
accrued commitment fee calculated for the period ending on such date shall also be paid, with the next succeeding quarterly payment being calculated on the basis of the period from the reduction or termination date to such Quarterly Payment Date. The commitment fees provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Section 5.02 are not met.
                                ------------

     (b) Participation Fee. The Company shall pay to the Administrative Agent on the Closing Date for the account of each Lender in accordance with its Pro Rata Share a participation fee equal to 25 basis points of such Lender's Commitment.

     (c) Agency and Arrangement Fees. The Company shall pay to the Administrative Agent for the Administrative Agent's own account an agency fee, and shall pay to Bank of America for Bank of America's own account an arrangement fee, in each case in the amount and at the times set forth in a letter agreement between the Company, the Administrative Agent and Bank of America dated March 28, 2000, as amended or replaced.

     2.10 Computation of Fees and Interest.

     (a) All computations of interest payable in respect of Base Rate Loans at all times as the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof or, in the case of interest in respect of Loans denominated in Offshore Currencies as to which market practice differs from the foregoing, in accordance with such market practice.

     (b) The Administrative Agent will, with reasonable promptness, notify the Company and the Lenders of each determination of an Offshore Rate; provided,
                                                                   --------
however, that any failure to do so shall not relieve any Borrower of any
-------
liability hereunder or provide the basis for any claim against the Administrative Agent. Any change in the commitment fee or interest rate on a Loan resulting from a change in the Applicable Margin shall become effective as of the opening of business on the day on which such change in the Applicable Margin becomes effective. The Administrative Agent will with reasonable promptness notify the Company and the Lenders of the effective date and the amount of each such change, provided that any failure to do so shall not relieve
                            --------
any Borrower of any liability hereunder or provide the basis for any claim against the Administrative Agent.

     (c) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of any Borrower or any Lender, deliver to such Borrower or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate.

     (d) If any Reference Lender's Commitments shall terminate (otherwise than on termination of all the Commitments), or for any reason whatsoever the Reference Lender shall cease to be a Lender hereunder, that Reference Lender shall thereupon cease to be a Reference Lender, and the Offshore Rate shall be determined on the basis of the rates as notified by the remaining Reference Lenders.

     (e) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or otherwise fails to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

     2.11 Payments by Borrowers.

     (a) Subject to Section 11.01(b), all payments (including prepayments) to be
                    ----------------
made by the Borrowers on account of principal, interest, drawings under Letters of Credit, fees and other amounts required hereunder shall be made without set-off, recoupment or counterclaim; shall, except as otherwise expressly provided with respect to drawings under Letters of Credit and elsewhere herein, be made to the Administrative Agent for the ratable account of the Lenders at the Administrative Agent's Office and shall be made in the currency of such Extension of Credit and in immediately available funds, no later than the Requisite Time therefor on the date specified herein. Subject to Section
                                                                 -------
11.01(b), the Administrative Agent will promptly distribute
--------
to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Administrative Agent later than the Requisite Time therefor shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Notwithstanding any other provisions of this Agreement, if and to the extent that EMU Legislation provides that amounts denominated in the euro or an NCU may be paid within a country in either the euro or the NCU of that country by crediting an account of the creditor in that country, payments may be made in either the euro or such NCU.

     (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

     (c) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full as and when required hereunder, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent a Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, as the Overnight Rate as in effect for each such day.

     2.12 Payments by Lenders to Administrative Agent.

     (a) Unless the Administrative Agent shall have received notice from a Lender on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one Business Day prior to the date of any proposed Borrowing, that such Lender will not make available to the Administrative Agent as and when required hereunder for the account of such Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to such Borrower such amount, that Lender shall on the next Business Day following the date of such Borrowing make such amount available to the Administrative Agent, together with interest at the Overnight Rate for and determined as of each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this Section 2.12(a) shall be conclusive, absent manifest error. If such amount
     ---------------
is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the next

Business Day following the date of such Borrowing, the Administrative Agent shall notify the Company of such failure to fund and, upon demand by the Administrative Agent, the applicable Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

     (b) The failure of any Lender to make any Loan on any date of borrowing shall not relieve any other Lender of any obligation hereunder to make a Loan on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any borrowing.

     2.13 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is
--------  -------
thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's Pro Rata Share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law,
                 ------------
exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender
   -------------
were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.13 and will in each case notify the Lenders following any such
        ------------
purchases or repayments.

     2.14 Guaranty. All Obligations shall be unconditionally guaranteed by the Guarantors pursuant to the Master Guaranty and Intercreditor Agreement. The Administrative Agent and each Lender consent to the terms and conditions of the Master Guaranty and Intercreditor Agreement.

                        SECTION 3. THE LETTERS OF CREDIT

     3.01 The Letter of Credit Subfacility.

     (a) On the terms and conditions set forth herein (i) each Issuing Lender agrees, (A) from time to time on any Business Day during the period from the Closing Date to the

Termination Date to Issue, including the continuance of the letter(s) of credit issued under the Existing Credit Agreement as Letters of Credit hereunder (the "Continuing Letters of Credit"), Letters of Credit under the Commitments
 ----------------------------
denominated in Dollars or an Offshore Currency for the account of each Borrower and to amend or renew Letters of Credit previously issued by it, and (B) to honor drafts under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of each Borrower; provided, however, that an Issuing Lender shall not be obligated to Issue, and
--------  -------
no Lender shall be obligated to participate in, any Letter of Credit if to do so would violate Section 2.01(a); provided, further, that with respect to a request
              ---------------  --------  -------
for a Letter of Credit denominated in an Offshore Currency, the Issuing Lender shall not be obligated to Issue or amend such a Letter of Credit if and so long as the Issuing Lender determines that it cannot pay under a Letter of Credit denominated in such Offshore Currency. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and, accordingly, each Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

     (b) No Issuing Lender shall be under any obligation to Issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from Issuing such Letter of Credit, or any Applicable Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it;

          (ii) such Issuing Lender has received written notice from any Lender, the Administrative Agent or a Borrower, on or prior to the Business Day prior to the requested date of Issuance, of such Letter of Credit, that one or more of the applicable conditions contained in Section 5.02 is not then
                                                       ------------
     satisfied;

          (iii) expiry date of any requested Letter of Credit is after the L/C Maturity Date; or

          (iv) any requested Letter of Credit is not in form and substance acceptable to such Issuing Lender, or the Issuance of a Letter of Credit shall violate any applicable policies of such Issuing Lender.

     3.02 Issuances and Amendments of Letters of Credit.

     (a) Except with respect to Continuing Letters of Credit, which letters of credit are hereby automatically incorporated herein on the Closing Date without any further action (and which will be subject to the terms and conditions hereof from and after the Closing Date), each Borrower may irrevocably request a Letter of Credit be Issued or otherwise amended on any Business Day by delivering a Request for Extension of Credit therefor by Requisite Notice to the Issuing Lender (with a copy to the Administrative Agent if Bank of America is not the Issuing Lender) not later than the Requisite Time therefor. If Bank of America has designated another Lender (with the consent of such Lender) to be the Issuing Lender for that particular Letter of Credit, it shall promptly notify the Administrative Agent who shall then notify the applicable Borrower. Each such Request for Extension of Credit shall specify in form and detail satisfactory to the applicable Issuing Lender: (i) whether the Letter of Credit is a commercial letter of credit, a Financial Letter of Credit or a Performance Letter of Credit; (ii) the proposed date of Issuance or amendment of the Letter of Credit (which shall be a Business Day); (iii) the face amount of the Letter of Credit;
(iv) the expiry date of the Letter of Credit, which shall not be later than the earlier of (A) the date which is 24 months after the date of its Issuance and
(B) the L/C Maturity Date; (v) the name and address of the beneficiary thereof;
(vi) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vii) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (viii) the currency of the Letter of Credit if other than Dollars; and (ix) such other matters as such Issuing Lender may require.

     (b) Not later than 10:00 a.m. (California time) at least one Business Day prior to the Issuance or amendment of any Letter of Credit, the applicable Issuing Lender will notify the Administrative Agent (by Requisite Notice) that the Administrative Agent has received a copy of the L/C Application. Unless the Administrative Agent has notified such Issuing Lender by 3:00 p.m. (California time) on such Business Day that (A) such Issuing Lender is not to Issue or amend such Letter of Credit because such Issuance or amendment is not then permitted under Section 3.01; or (B) one or more conditions specified in Section 5.02 are
      ------------                                             ------------
not then satisfied, then, subject to the terms and conditions hereof, such Issuing Lender shall, on the requested date, Issue or amend the Letter of Credit for the account of the applicable Borrower in accordance with such Issuing Lender's usual and customary business practices; provided, however, that, unless
                                                 --------  -------
the Issuing Lender otherwise determines in each instance in its sole discretion, the conditions specified in Section 5.02 need not be satisfied with respect to
                            ------------
an amendment that does not otherwise constitute an Issuance. All Issuances and amendments are subject to acceptance thereof by the beneficiary of the such Letter of Credit.

     (c) Each Issuing Lender may, at its election (or as required by the Administrative Agent at the direction of the Majority Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the L/C Maturity Date.

     (d) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

     (e) Each Issuing Lender will also deliver to the Administrative Agent, concurrently or promptly following its Issuance or amendment of a Letter of Credit a true and complete copy thereof.

     3.03 Risk Participations, Drawings and Reimbursements.

     (a) Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from each Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.01(a), each Issuance of a Letter of Credit shall be deemed to
   ---------------
utilize the Commitment of each Lender by an amount equal to the amount of such participation.

     (b) Upon any drawing under a Letter of Credit, the Issuing Lender thereof will promptly notify the applicable Borrower. The Borrower shall reimburse such Issuing Lender not later than the Requisite Time therefor, on each date that any amount is paid by such Issuing Lender under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by such Issuing
          ----------
Lender. With respect to Letters of Credit denominated in Offshore Currencies, the applicable Borrower may reimburse the Issuing Lender in the currency thereof or the Dollar Equivalent thereof. In the event such Borrower shall fail to reimburse any Issuing Lender for the full amount of any drawing under any Letter of Credit by the Requisite Time therefor on any Honor Date occurring prior to the Termination Date, such Issuing Lender will promptly notify the Administrative Agent by Requisite Notice of such unreimbursed drawing, and the Administrative Agent will promptly notify each Lender thereof by Requisite Notice.

     (c) Upon receipt of any notice pursuant to Section 3.03(b), each Lender
                                                ---------------
shall make available to the Administrative Agent for the account of the applicable Issuing Lender by the Requisite Time therefor an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the Dollar Equivalent amount of the unreimbursed drawing. The Administrative Agent shall remit the funds so received to the Issuing Lender. If the conditions precedent set forth in Section 5.02 can be satisfied (but for the giving of notice by the
             ------------
Borrower and without regard to the Minimum Amount), the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans in that amount, and each Lender's funding shall be deemed to be a Base Rate Loan to the Borrower.

     (d) If the conditions precedent set forth in Section 5.02 cannot be
                                                  ------------
satisfied in respect of a notice pursuant to Section 3.03(b), the relevant
                                             ---------------
Borrower shall be deemed to have incurred from the Issuing Lender Issuing such Letter of Credit an L/C Borrowing in the Dollar Equivalent amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin based on Level 1 plus 2% per annum, and each Lender's payment to such Issuing Lender pursuant to Section 3.03(c) shall be deemed
                                           ---------------
payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.03.
                      ------------

     (e) Each Lender's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a
                                               ------------
drawing under a Letter of Credit shall be absolute and unconditional and without recourse to any Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against such Issuing Lender, such Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender so notified shall fail to make available to the Administrative Agent for the account of any Issuing Lender the amount of such Lender's Pro Rata Share of the amount of the drawing by no later than the Requisite Time therefor on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to (i) the Overnight Rate in effect from time to time during the period commencing on the Honor Date and ending on the date three Business Days thereafter, and (ii) thereafter at the Base Rate as in effect from time to time.

     3.04 Repayment of Participations.

     (a) Upon (and only upon) receipt by the Administrative Agent for the account of any Issuing Lender of funds from a Borrower (i) in reimbursement of any payment made by such Issuing Lender under a Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of such Issuing Lender for such Lender's participation in such Letter of Credit pursuant to Section 3.03, or (ii) in payment of interest thereon, the Administrative
   ------------
Agent will pay to each Lender, in the same funds as those received by the Administrative Agent for the account of such Issuing Lender, the amount of such Lender's Pro Rata Share of such funds, and such Issuing Lender shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Administrative Agent for the account of such Issuing Lender.

     (b) If the Administrative Agent or any Issuing Lender is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Borrower to the Administrative Agent for the account of such Issuing Lender pursuant to Section 3.04(a) in reimbursement of a payment
                                ---------------
made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent forthwith return to the Administrative Agent or such Issuing Lender the amount of its Pro Rata Share of any amounts so returned by the Administrative Agent or such Issuing Lender plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent or such Issuing Lender, at a rate per annum equal to the Overnight Rate in effect from time to time.

     3.05 Special Provisions Relating to Auto-Renewal Letters of Credit. If a Borrower so requests in any applicable L/C Application, the Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit");
                                        -----------------------------
provided that any such Auto-Renewal Letter of Credit must permit the Issuing
--------
Lender to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice
                                                             -----------------
Date") in each such twelve-month period to be agreed upon at the time such
----
Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, a Borrower shall not be required to make a specific request to the Issuing Lender for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the renewal of such Letter of Credit at any time to a date not later than the Termination Date; provided, however, that the Issuing Lender shall not
                      --------  -------
permit any such renewal if (A) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date
(1) from the Administrative Agent that the Majority Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or a Borrower that one or more of the applicable conditions specified in Section 5.02
                                                                    ------------
is not then satisfied. Notwithstanding anything to the contrary contained herein, the Issuing Lender shall have no obligation to permit the renewal of any Auto-Renewal Letter of Credit at any time.

     3.06 Role of Issuing Lender.

     (a) Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, no Issuing Lender shall have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

     (b) No Administrative Agent-Related Person nor any of the respective correspondents, participants or assignees of any Issuing Lender shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Majority Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

     (c) Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not,
--------  -------
preclude a Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants or assignees of any Issuing Lender, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.07;
                                                                 ------------
provided, however, anything in such clauses to the contrary notwithstanding,
--------  -------
that a Borrower may have a claim against an Issuing Lender, and such Issuing Lender may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such Issuing Lender's willful misconduct or gross negligence or such Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing:
(i) such Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) such Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     3.07 Obligations Absolute. The obligations of each Borrower under this Agreement and any L/C-Related Document to reimburse any Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

          (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of a Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that a Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

          (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

          (v) any payment by any Issuing Lender under any Letter of Credit made in accordance with the UCP or ISP98 (as defined in Section 3.10) against
                                                        ------------
     presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by any Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of each Borrower in respect of any Letter of Credit; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or a guarantor.

     3.08 Cash Collateral Pledge. Upon (i) the request of the Administrative Agent on behalf of the Lenders, (A) if any Issuing Lender has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.06
                                                                  ------------
requiring the Borrowers to Cash Collateralize Letters of Credit, then, the Borrowers shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.

     3.09 Letter of Credit Fees.

     (a) With respect to commercial Letters of Credit, Borrowers shall pay to the Administrative Agent on each Quarterly Payment Date in arrears, for the account of each Lender in accordance with its Pro Rata Share, a Letter of Credit fee equal to 1/8 of 1% times the actual daily maximum amount available to be
                       -----
drawn under each Letter of Credit since the later of the Closing Date and the previous Quarterly Payment Date.

     (b) With respect to financial Letters of Credit and performance Letters of Credit, Borrowers shall pay to the Administrative Agent on each Quarterly Payment Date in arrears, for the account of each Lender in accordance with its Pro Rata Share, a Letter of Credit fee equal to the fee set forth in the table below for such type of Letter of Credit times the actual daily maximum amount
                                        -----
available to be drawn under each Letter of Credit since the later of the Closing Date and the previous Quarterly Payment Date:

     Type of
Letter of Credit      Per Annum Fee
-------------------------------------------

Financial          Applicable Margin for
                   Offshore Rate Loans

Performance        75% of Applicable Margin
                   for Offshore Rate Loans

     If there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. In no event shall the minimum fee for any single Letter of Credit be less than $125 per quarter for all the Lenders.

     (c) Borrowers shall pay directly to the Issuing Lender for its sole account a fronting fee in an amount (i) with respect to each performance Letter of Credit and financial Letter of Credit, equal to 1/8 of 1% per annum on the daily average maximum amount thereof, payable quarterly in arrears, and (ii) with respect to each commercial Letter of Credit, equal to 1/8 of 1% of the face amount thereof, payable upon the issuance thereof.

     (d) Each Borrower shall pay to each Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Lender relating to letters of credit as from time to time in effect.

     (e) All fees with respect to a Letter of Credit denominated in a foreign currency shall be payable in Dollars based on the Dollar Equivalent thereof.

     3.10 Uniform Customs and Practice. Unless otherwise expressly agreed by the Issuing Lender and Borrower when a Letter of Credit is issued, performance under Letters of Credit by the Issuing Lender, its correspondents, and beneficiaries will be governed by (i) with respect to standby Letters of Credit, the rules of the "International Standby Practices 1998" (ISP98) or such later revision as may be published by the International Chamber of Commerce (the "ICC"), and (ii) with
                                                            ---
respect to commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits (the "UCP"), as published in its most recent
                                       ---
version by the ICC on the date any commercial Letter of Credit is issued, and including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro).

               SECTION 4. TAXES, YIELD PROTECTION AND ILLEGALITY

     4.01 Taxes.

     (a) Subject to Section 4.01(g), any and all payments by the Borrowers to
                    ---------------
each Lender or the Administrative Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Lender Taxes").

     (b) In addition, Borrowers shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").
                                                  -----------

     (c) Subject to Section 4.01(g), Borrowers shall indemnify and hold harmless
                    ---------------
each Lender and the Administrative Agent for the full amount of the Lender Taxes or Other Taxes (including any Lender Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.01 paid by the Lender or
                                           ------------
the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Lender Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Lender or the Administrative Agent makes written demand therefor.

     (d) If a Borrower shall be required by law to deduct or withhold any Lender Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the

Administrative Agent, then, subject to Section 4.01(g): (i) the sum payable
                                       ---------------
shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section
                                                                       -------
4.01) such Lender or the Administrative Agent, as the case may be, receives an
-----
amount equal to the sum it would have received had no such deductions been made;
(ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (e) Within 30 days after the date of any payment by a Borrower of the Lender Taxes or Other Taxes, each Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

     (f) Each Lender which is a Person other than a United States person for United States Federal income tax purposes (a "foreign Person") agrees that: (i) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.08 after the Closing Date, the
                                   -------------
date upon which the Lender becomes a party hereto) deliver to the Company through the Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form W-8BEN or any successor thereto ("Form W-8BEN"),
                                                                -----------
or two accurate and complete signed originals of Internal Revenue Service Form W-8ECI or any successor thereto ("Form W-8ECI"), as appropriate, in each case
                                  -----------
indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax; (ii) if at any time the Lender makes any changes necessitating a new Form W-8BEN or Form W-8ECI, it shall with reasonable promptness deliver to the Company through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form W-8BEN; or two accurate and complete signed originals of Form W-8ECI, as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax; (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form W-8BEN or Form W-8ECI previously delivered by such Lender and deliver to the Company through the Administrative Agent two accurate and complete original signed copies of Form W-8BEN or Form W-8ECI in replacement for the forms previously delivered by the Lender; and (iv) it shall, promptly upon the Company's or the Administrative Agent's reasonable request to that effect, deliver to the Company or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes. In addition, no foreign Person may acquire any participation in any portion of an Obligation unless all payments to be made to a Lender on behalf of such foreign Person would be and are completely exempt from United States withholding tax under an applicable statute or tax treaty and, on or prior to the date of the proposed sale, the Lender selling such participation has provided to the Company and the Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form W-8IMY or any successor form and any other certificate or statement of exemption required under the Code to establish that such foreign Person's entitlement to such exemption.

     (g) Borrowers will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 4.01(d) to any Lender
                                                ---------------
for the account of any Lending Office of such Lender: (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 4.01(f) in respect of such
                                            ---------------
Lending Office; (ii) if such Lender shall have delivered to the Company a Form W-8BEN in respect of such Lending Office pursuant to Section 4.01(f), and such
                                                     ---------------
Lender shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by Borrowers hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8BEN; or (iii) if the Lender shall have delivered to the Company a Form W-8ECI in respect of such Lending Office pursuant to Section 4.01(f), and such Lender shall not at any
                           ---------------
time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by Borrowers hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8ECI. Borrowers will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 4.01(d) to any Lender for
                                             ---------------
the account of any Participant: (a) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 4.01(f) in respect of such Participant; or (b) if
                      ---------------
such Lender shall have delivered to the Company a Form W-8IMY in respect of such Participant pursuant to Section 4.01(f), and such Lender shall not at any time
                        ---------------
be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by Borrowers to such Lender for the account of such Participant for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8IMY.

     (h) If a Borrower is required to pay additional amounts to any Lender or the Administrative Agent pursuant to Section 4.01(d), then such Lender shall use
                                     ---------------
its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by a Borrower which may thereafter accrue if such change in the judgment of such Lender if not otherwise disadvantageous to such Lender.

     4.02 Increased Costs and Reduction of Return.

     (a) If any Lender or any Issuing Lender shall determine that, due to either
(i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements contemplated by subsection (c) below) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request arising after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in any L/C Obligations, or any increase in the cost to such Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then Borrowers shall be liable for, and shall from time to time, upon demand therefor by such Lender or such Issuing Lender, as the case may be (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or such Issuing Lender, additional amounts as are sufficient to compensate such Lender or such Issuing Lender for such increased costs.

     (b) If any Lender or any Issuing Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or such Issuing Lender, as the case may be, or any corporation controlling the Lender or such Issuing Lender, as the case may be, with any Capital Adequacy Regulation; affects or would affect the amount of capital required or expected to be maintained by the Lender or such Issuing Lender or any corporation controlling the Lender or such Issuing Lender and (taking into consideration such Lender's, such Issuing Lender's or such corporation's policies with respect to capital adequacy and such Lender's, such Issuing Lender's or corporation's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits, participations in Letters of Credit, or obligations under this Agreement, then, upon demand of such Lender (with a copy to the Administrative Agent), Borrowers shall pay to the Lender or such Issuing Lender, from time to time as specified by the Lender or such Issuing Lender, additional amounts sufficient to compensate the Lender or such Issuing Lender for such increase.

     (c) Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan.

     4.03 Illegality.

     (a) If any Lender shall determine that the introduction of any Applicable Law, or any change in any Applicable Law, or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to the Company through the Administrative Agent, the obligation of that Lender to make Offshore Rate Loans shall be suspended until the Lender shall have notified the

Administrative Agent and the Company that the circumstances giving rise to such determination no longer exists.

     (b) If a Lender shall determine that it is unlawful to maintain any Offshore Rate Loan, each Borrower shall prepay in full all Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Offshore Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 4.05.
   ------------

     4.04 Inability to Determine Rates. If the Administrative Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or that the Offshore Rate applicable to any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Lender of funding such Loan, the Administrative Agent will forthwith give notice of such determination to the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Lenders revokes such notice in writing. Upon receipt of such notice, a Borrower may revoke any Request for Extension of Credit then submitted to it. If a Borrower does not revoke such notice, the Lenders shall make, Convert or Continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, Converted or Continued as Base Rate Loans instead of Offshore Rate Loans.

     4.05 Funding Losses. Each Borrower agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of: (a) the failure of such Borrower to make any payment of principal of any Offshore Rate Loan (including payments made after any acceleration thereof); (b) the failure of such Borrower to Borrow, Continue or Convert a Loan after such Borrower has given (or is deemed to have given) a Request for Extension of Credit; (c) the failure of such Borrower to make any prepayment after such Borrower has given a notice in accordance with Section
                                                                     -------
2.04, 2.05 or 2.06; (d) the prepayment of an Offshore Rate Loan on a day which
----  ----    ----
is not the last day of the Interest Period with respect thereto; or (e) the conversion of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the respective Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by a Borrower to the Lenders under this Section 4.05 and under
                                                        ------------
Section 4.03(a), each Offshore Rate Loan made by a Lender (and each related
---------------
reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Offshore Base Rate used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank offshore market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     4.06 Certificates of Lenders. Any Lender claiming reimbursement or compensation pursuant to this Section 4 shall deliver to the Company (with a
                              ---------
copy to the Administrative Agent)
a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

     4.07 Substitution of Lenders. Upon the receipt by the Company from any Lender (an "Affected Lender") of a claim for compensation under Section 4.02,
            ---------------                                     ------------
the Company may: (a) request the Affected Lender to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company, to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitments (a "Replacement Lender"); (b) request one more of the
                          ------------------
other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitments; or (c) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (a) or (c) shall be subject to the prior
                                          -
written consent of the Administrative Agent and each Issuing Lender having any outstanding Letters of Credit (which consents shall not be unreasonably withheld).

     4.08 Survival. The agreements and obligations of Borrowers in this Section
                                                                        -------
4 shall survive the payment of all other Obligations.
-

                                   SECTION 5.
                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

     5.01 Conditions Precedent to All Loans and Letters of Credit.

     The obligation of each Lender to make any Loans and the obligation of any Issuing Lender to issue any Letters of Credit shall be subject to satisfaction or written waiver by the Administrative Agent of all of the following conditions precedent on the Closing Date:

     (a) Delivery of Certain Documents. The Administrative Agent shall have received all of the following, each of which shall be in form and substance satisfactory to the Administrative Agent and each Lender and, except for any Notes, in sufficient copies for each Lender:

          (1) This Agreement, duly executed by each Borrower, all the Lenders, the Issuing Lender and the Administrative Agent;

          (2) Each Note requested by any Lender, executed by each Borrower and payable to the order of such Lenders;

          (3) The names and true signatures of the officers of each Borrower Party authorized to sign each Loan Document to which it is a party, and the resolutions of each Borrower Party's Board of Directors approving and authorizing the execution, delivery and performance of each Loan Document to which it is a party, in each case certified by the secretary or assistant secretary of such Borrower Party;

          (4) To the extent different from those delivered in connection with the Existing Credit Agreement, copies of each Borrower Party's certificate or articles of incorporation certified by the secretary of state of the state of incorporation and the bylaws of each Borrower Party certified by its secretary or assistant secretary;

          (5) A favorable legal opinion dated the Closing Date addressed to the Administrative Agent and the Lenders from counsel to the Company and its Subsidiaries, which may be inhouse counsel;

          (6) A certificate signed by the Chairman of the Board or President and by the Chief Financial Officer or Treasurer of the Company, dated the Closing Date, certifying, after due inquiry and solely in such officer's capacity as an officer of the Company:

               (A) that the representations and warranties herein contained as to the Company and its Subsidiaries are true and correct in all material respects, as if made on and as of the Closing Date;

               (B) that no Default or Event of Default has occurred and is continuing or would result from any Extension of Credit being made on the Closing Date;

               (C) that all conditions precedent set forth in this Section 5.01
                                                                   ------------
          within the Company's control have been satisfied;

               (D) that the Company and each of the Significant Subsidiaries, on a pro forma basis after giving effect to the extensions of credit hereunder, will be Solvent.

          (7) Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may request.

     (b) Fees and Expenses Paid. The Company shall have paid to the Administrative Agent all accrued and unpaid fees, costs and expenses to the extent then due and payable on or before the Closing Date, together with Attorney Costs of Bank of America to the extent invoiced prior to or on the Closing Date, together with such additional amounts of Attorney Costs as shall constitute Bank of America's reasonable estimate of Attorney Costs incurred or to be incurred through the closing proceedings, provided that such estimate shall not thereafter preclude final settling of accounts between the Company and Bank of America.

     (c) Representations and Warranties. All of the representations and warranties of Borrowers contained in Section 6 and in any other Loan Documents,
                                     ---------
all of the representations and warranties of the Guarantors in the Master Guaranty and Intercreditor Agreement and in any other Loan Documents shall be true and correct in all material respects on and as of the Closing Date as though made on and as of that date.

     (d) No Default. No Default or Event of Default shall have occurred and be continuing or would result from the assumption by a Borrower or making to a Borrower of any Loans being made or any Letters of Credit being issued on the Closing Date.

     (e) No Material Adverse Change. No material adverse change shall have occurred (i) in the business, assets, prospects, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, (measured against the business, assets, prospects, results of operations or financial condition of the Company and its Subsidiaries as of September 30, 1998 or as reported by the Company and its Subsidiaries as of such date), or (ii) in the ability of the Company or its Subsidiaries to perform their obligations under the Loan Documents.

     (f) Applicable Law. The financings and other transactions contemplated hereby and the other Loan Documents shall not contravene in any material respect any Applicable Law applicable to the Administrative Agent or any Lender.

     5.02 Conditions Precedent to each Extension of Credit. In addition to any applicable conditions precedent set forth elsewhere in this Section 5 or in
                                                            ---------
Section 2, the obligation of each Lender to honor any Request for Extension of
---------
Credit in respect of a Borrowing of Loans or an Issuance of a Letter of Credit is subject to the following conditions precedent:

     (a) Request for Extension of Credit. The Administrative Agent shall have timely received a Request for Extension of Credit by Requisite Notice by the Requisite Time therefor.

     (b) Representations and Warranties. All of the representations and warranties of Borrowers contained in Section 6 and in any other Loan Documents
                                     ---------
and all of the representations and warranties of the Guarantors in the Master Guaranty and Intercreditor Agreement and in any other Loan Documents shall be true and correct in all material respects on and as of the Funding Date as though made on and as of that date.

     (c) No Default. No Default or Event of Default shall have occurred and be continuing or would result from such Extension of Credit.

     (d) No Prohibition or Adverse Litigation. No Applicable Law shall prohibit, and no bona fide litigation shall be pending or threatened against the Administrative Agent, any Lender, any Issuing Lender or any Borrower which in the judgment of the Administrative Agent is reasonably expected to prevent or make unlawful, or impose any material adverse condition upon, the Loans, the Letters of Credit or any other Loan Document, or the Company's, or any of its Subsidiaries' ability to perform their respective obligations hereunder or thereunder.

     Each Borrowing of Loans or Issuance of a Letter of Credit shall constitute a representation and warranty by Borrowers as of such Borrowing Date that the conditions contained in Sections 5.02(b), (c) and (d) have been satisfied.
                        ----------------  ---     ---

     5.03 Conditions for a Subsidiary Becoming a Subsidiary Borrower or Subsidiary Guarantor. As a condition precedent to a Wholly-Owned Subsidiary becoming a Subsidiary Borrower, or whenever a Subsidiary of the Company is required to become a Subsidiary Guarantor pursuant to Section 7.17, the Company
                                                      ------------
shall, and/or shall cause such Subsidiary to, deliver to the Administrative Agent each of the following with respect to such Subsidiary, in form and substance satisfactory to the Administrative Agent:

     (a) With respect to each such Subsidiary, the items referred to in Section
                                                                        -------
5.01(a)(3) and, to the extent not previously delivered, the items referred in
----------
Section 5.01(a)(4).
------------------

     (b) With respect to each such Subsidiary, the opinion of counsel to the Company and such Subsidiary (or such other counsel designated by the Company and acceptable to the Administrative Agent) as to (i) such Subsidiary's obligations under the Loan Documents to which it will be a party being the legal, valid, binding and enforceable obligation of such Subsidiary and (ii) the execution, delivery and performance of such Loan Documents by such Subsidiary (A) being authorized by all necessary corporate, company or partnership action, as applicable, (B) not violating any law, decree, judgment or contractual obligation to which such Subsidiary is a party or by which it or its assets are bound, and (C) not requiring any government approvals, consents, registrations or filings.

     (c) With respect to each Subsidiary Borrower, a duly executed and completed Instrument of Joinder, whereby such Subsidiary agrees to be bound by the terms and conditions hereof, together with the consent of each existing Borrowers and each Lender, which may be given or withheld by each Lender in its sole discretion.

     (d) With respect to each Subsidiary Borrower, a duly executed and completed joinder agreement in the form of Exhibit A to the Master Guaranty and Intercreditor Agreement, whereby such Subsidiary Borrower agrees to be bound by the terms and conditions of the Master Guaranty and Intercreditor Agreement as a Guarantied Party in accordance with the terms thereof.

     (e) With respect to each Subsidiary Guarantor, a duly executed and completed joinder agreement in the form of Exhibit B to the Master Guaranty and Intercreditor Agreement whereby such Subsidiary Guarantor agrees to be bound by the terms and conditions of the Master Guaranty and Intercreditor Agreement as a Guarantor in accordance with the terms thereof.

     (f) Such other approvals, opinions or documents as the Administrative Agent or any Lender may reasonably request.

                   SECTION 6. REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants to the Administrative Agent, the Lenders and each Issuing Lender as follows:

     6.01 Organization, Powers and Good Standing.

     (a) Organization and Powers. The Company, each Subsidiary Borrower and each of its domestic Wholly-Owned Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority and the legal right to own and operate its properties and to carry on its business as heretofore conducted. Each Borrower Party has all requisite corporate power and authority to enter into this Agreement and the other Loan Documents to which it is a party, to issue the Notes and to carry out the transactions contemplated hereby and thereby. Each Guarantor has all requisite corporate power and authority to enter into each Loan Document to which it is a party and to carry out the transactions contemplated thereby. The Company, each

Subsidiary Borrower and each of its Significant Subsidiaries possesses all Governmental Approvals, in full force and effect, that are necessary in all material respects for the ownership, maintenance and operation of its properties and conduct of its business as now conducted and proposed to be conducted, and is not in material violation thereof.

     (b) Good Standing. The Company, each Subsidiary Borrower and each of its Significant Subsidiaries is duly qualified and in good standing as a foreign corporation and authorized to do business in each state where the nature of its business activities conducted or properties owned or leased requires it to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

     (c) Significant Subsidiaries. As of the date of this Agreement and as of the Closing Date, the Company has no Significant Subsidiaries other than those identified in Schedule 6.01 hereto. None of the Subsidiaries that is not a
              -------------
Significant Subsidiary as of the Closing Date would qualify as a Significant Subsidiary but for the fact it is not a domestic Subsidiary. The accounts of all Subsidiaries are required to be consolidated with those of the Company in its consolidated financial statements. All Significant Subsidiaries are parties to the Master Guaranty and Intercreditor Agreement.

     (d) Partnerships and Joint Ventures. Except as set forth on Schedule 6.01
                                                                 -------------
hereto, as of the Closing Date neither the Company nor any of its Significant Subsidiaries is a general partner or a party to or a limited partner in any domestic Wholly-Owned general or limited partnership or a joint venturer in any Joint Venture which has liabilities (including contingent liabilities) of $1,000,000 or more. Each partnership and Joint Venture listed on Schedule 6.01
                                                                 -------------
is duly organized and qualified or authorized to do business in each jurisdiction where the nature of its business activities conducted or properties owned or based requires it to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

     6.02 Authorization, Binding Effect, No Conflict, Etc.

     (a) Authorization by Borrower Parties. The execution, delivery and performance by each Borrower Party of each Loan Document to which it is a party has been duly authorized by all necessary corporate action on the part of each Borrower Party.

     (b) Execution and Delivery by Borrower Parties. Each Loan Document to which it is a party has been duly executed and delivered by each Borrower Party.

     (c) Binding Obligations of Borrower Parties. Each Loan Document to which it is party is the legal, valid and binding obligation of each Borrower Party, enforceable against each of them in accordance with their respective terms, except as may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

     (d) No Conflict. The execution, delivery and performance by each Borrower Party of each Loan Document to which it is party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any provision of the charter or bylaws of any Borrower Party, (ii) conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or require the approval or consent of any Person pursuant to any material contractual obligation of any Borrower Party or violate any provision of Applicable Law binding on any Borrower Party, except where such default, breach, conflict or violation would not individually or in the aggregate have a Material Adverse Effect or would not subject the Administrative Agent, any Lender or any Issuing Lender to any liability, or (iii) result in the creation or imposition of any Lien upon a material asset of any Borrower Party, except for Liens in favor of the Administrative Agent.

     (e) Governmental Approvals. No Governmental Approval is or will be required to be obtained by any Borrower Party in connection with the execution, delivery and performance by any Borrower Party of each Loan Document to which it is a party or the transactions contemplated hereby or thereby except (i) in connection with the Reorganization and the IPO and (ii) where the failure to obtain such Governmental Approval would not have a Material Adverse Effect or would not subject the Administrative Agent, any Lender or any Issuing Lender to any liability.

     6.03 Financial Information.

     The consolidated balance sheet of the Company and its Subsidiaries as at September 30, 2001 and the consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the Fiscal Year then ended, certified by the Company's independent certified public accountants, copies of which have been delivered to the Administrative Agent, were prepared in accordance with GAAP consistently applied and fairly present the consolidated financial position of the Company and its Subsidiaries as at the date thereof and the results of operations and cash flow of the Company and its Subsidiaries for the period then ended. Neither the Company nor any of its Subsidiaries had on such dates any Contingent Obligations, liabilities for Taxes or long-term leases, forward or long-term commitments or unrealized losses from any unfavorable commitments which are not reflected in the foregoing statements or in the notes thereto and which are material to the business, assets, prospects, results of operation or financial condition of the Company and its Subsidiaries taken as a whole.

     6.04 No Material Adverse Effect. Since September 30, 2001, there has been no Material Adverse Effect.

     6.05 Litigation. As of the Closing Date, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of its or their respective properties before any Governmental Authority (a) in which there is a reasonable possibility of an adverse determination that would have a Material Adverse Effect, or (b) which draws into question the validity or the enforceability of this Agreement, any other Loan Document or any transaction contemplated hereby.

     6.06 Agreements; Applicable Law. None of the Company or any Subsidiary is in violation of any Applicable Law, or in default under any contractual obligations to which it is a party or by which its property is bound, except where such violation or default would not individually or in the aggregate have a Material Adverse Effect.

     6.07 Taxes. Except to the extent permitted by Section 7.04, all tax returns
                                                   ------------
and reports of the Company and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes which are due and payable have been paid when due and payable. The Company knows of no proposed tax assessment against the Company or any of its Subsidiaries which is not being actively contested by the Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor. Neither the Company nor any of its Subsidiaries is a party to or obligated under any tax sharing or similar agreement. Neither the Company nor any of its Subsidiaries is a party to or obligated under any tax sharing or similar agreement except that the Company is a party to the Tax Sharing Agreement.

     6.08 Governmental Regulation. Neither the Company nor any of its Subsidiaries is (i) an "investment company" registered or required to be registered under the Investment the Company Act of 1940, as amended, or a company controlled by such a company or (ii) subject to regulation under the Public Utility Holding the Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or to any Federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

     6.09 Margin Regulations. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying Margin Stock. The execution, delivery and performance of the Loan Documents by the Company and its Subsidiaries will not violate the Margin Regulations.

     6.10 Employee Benefit Plans.

     (a) Each Employee Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. The Company will seek a favorable determination letter from the IRS with respect to each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code, and to the best of the Company's knowledge, there is no reason to believe that any such Employee Benefit Plan will not receive such a letter.

     (b) There are no pending, or to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Employee Benefit Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. To the best of the Company's knowledge, there has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Employee Benefit Plan which could reasonably result in a Material Adverse Effect.

     (c) No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan. The aggregate Unfunded Pension Liability for all Pension Plans does not exceed 10% of Consolidated Net Worth at any time. The Company has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

     (d) The Company has not transferred any Unfunded Pension Liability to any Person or otherwise engaged in a transaction that could be subject to Section 4069 of ERISA. Except for the Company and its Subsidiaries, no trade or business (whether or not incorporated under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code) maintains or contributes to any Pension Plan or other Employee Benefit Plan subject to Section 412 of the Code. Neither the Company nor any Person under common control with the Company (as defined in the preceding sentence) has ever contributed to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

     6.11 Title to Property; Liens. The Company and its Subsidiaries have good and marketable title to, or valid and subsisting leasehold interests in, all of their respective Real Property, and good title to or valid and subsisting leasehold interests in all of their respective other property reflected in their books and records as being owned by them, and none of such property is subject to any Lien, except for Permitted Liens.

     6.12 Capitalization and Ownership.

     (a) As of the Closing Date, the authorized and outstanding the Company Capital Stock is as set forth on Schedule 6.12. All such outstanding shares of
                                 -------------
such the Company Capital Stock were duly authorized and validly issued and are fully paid and nonassessable.

     (b) Except as set forth in the Company's Certificate of Incorporation and Bylaws or on Schedule 6.12 hereto and as of the Closing Date, there are no
             -------------
outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments of any nature relating to any Capital Stock of the Company or any Significant Subsidiary.

     (c) The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock except as set forth in the Certificate of Incorporation or the bylaws of the Company or on Schedule 6.12 hereto.
              -------------

     6.13 Licenses, Trademarks, Etc. The Company and its Subsidiaries own or hold valid licenses in all necessary Trademarks, copyrights, patents, patent rights, licenses and other similar rights which are material to the conduct of their respective businesses as heretofore operated. Neither the Company nor any of its Subsidiaries has been charged or, to the knowledge of the Company, threatened to be charged with any infringement of, nor has any of them infringed on, any unexpired Trademark, patent, patent registration, copyright, copyright registration or other proprietary right of any Person except where the effect thereof individually or in the aggregate would not have a Material Adverse Effect.

     6.14 Environmental Condition.

     (a) The operations of the Company and each of its Subsidiaries comply in all material respects with all Environmental Laws.

     (b) The Company and each of its Subsidiaries have obtained all material Governmental Approvals under Environmental Laws necessary to their respective operations, and all such Governmental Approvals are in good standing, and the Company and each of its

Subsidiaries are in compliance with all material terms and conditions of such Governmental Approvals.

     (c) Neither the Company nor any of its Subsidiaries has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Materials or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or comparable state laws, and, to the best of the Company's knowledge, none of the operations of the Company or any of its Subsidiaries is the subject of any federal or state investigation relating to or in connection with any Hazardous Materials at any other location.

     (d) None of the operations of the Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which is reasonably expected to give rise to Environmental Claims with a liability to the Company and its Subsidiaries in excess of $1,000,000 after giving effect to any insurance proceeds reasonably expected to be available.

     (e) Neither the Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any Governmental Authority or private party relating to (i) any Environmental Laws or (ii) any Environmental Claims.

     (f) Neither the Company nor any of its Subsidiaries has any Contingent Liability in connection with any release of any Hazardous Materials by the Company or any of its Subsidiaries.

     (g) Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any predecessor of the Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or release of Hazardous Materials at any Facility, and none of the Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste pursuant to 40 C.F.R. Parts 260-270 or any state equivalent at any Facility.

     (h) No Hazardous Materials exist on, under, or about any Facility in a manner that is reasonably expected to give rise to an Environmental Claim with a liability to the Company and its Subsidiaries in excess of $5,000,000 after giving effect to any insurance proceeds reasonably expected to be available. Neither the Company nor any of its Subsidiaries has filed any notice or report of a release of any Hazardous Materials that is reasonably expected to give rise to an Environmental Claim with a liability to the Company and its Subsidiaries in excess of $5,000,000 after giving effect to any insurance proceeds reasonably expected to be available.

     (i) Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any of their respective predecessors has disposed of any Hazardous Materials in a manner that is reasonably expected to give rise to an Environmental Claim with a liability to the Company and its Subsidiaries in excess of $5,000,000 after giving effect to any insurance proceeds reasonably expected to be available.

     (j) No underground storage tanks or surface impoundments are on or at any Facility of the Company.

     (k) No Lien in favor of any person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility.

     6.15 Solvency. After giving effect to the transactions contemplated by the Loan Documents and the payment of all fees related thereto and hereto, as of the Closing Date, the Company and its Subsidiaries on a consolidated basis are Solvent and each of the Significant Subsidiaries is Solvent.

     6.16 Absence of Certain Restrictions. Neither the Company nor any Subsidiary is subject to any contractual obligation which restricts or limits the ability of any Subsidiary to (a) pay dividends or make any distributions on its Capital Stock, (b) pay Indebtedness owed the Company or any Subsidiary, (c) make any loans or advances to the Company or (d) except as provided in contractual obligations respecting the specific assets subject to Permitted Liens, transfer any of its property to the Company.

     6.17 Labor Matters. There are no material strikes or other labor disputes or grievances pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries is a party to any collective bargaining agreement. The Company and its Subsidiaries have complied in all material respects with the requirements of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq. ("WARN"). No claim under WARN against the Company or any of its
       ----
Subsidiaries is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries nor is there any reasonable basis to anticipate any such claim, except where the effect thereof individually or in the aggregate would not have a Material Adverse Effect.

     6.18 The Plan and the ESOP Loan. Both before and after giving effect to any ESOP Loan:

     (a) The Plan is an employee stock ownership plan within the meaning of
Section 4975(e)(7) of the Code which is qualified under Section 401(a) of the Code (taking into account any amendments made to the Plan Documents during the remedial amendment period provided under Section 401(b) of the Code). The Plan has been duly constituted in accordance with valid and binding trust instruments, is validly existing and is qualified under Section 401(a) of the Code and is tax exempt under Section 501(a) of the Code (taking into account any amendments made to the Plan Documents during the remedial amendment period provided under Section 401(b) of the Code).

     (b) Any such ESOP Loan will be an "exempt loan" within the meaning of Treasury Regulation Section 54.4975-7 under the Code. The Plan Shares are "employer securities" of the Company within the meaning of Section 409(l) of the Code. Any ESOP Loan is at a "reasonable rate of interest" within the meaning of
Section 4975(d)(3) of the Code. The price paid for the Plan Shares pursuant to the Stock Purchase Agreement constituted "adequate consideration" for the purchase of the Plan Shares, within the meaning 3(18) of ERISA. No commission was or will be charged directly or indirectly to the Plan with respect to the acquisition of the Plan Shares. The ESOP Loan and the purchase of the Plan Shares pursuant to the Stock Purchase Agreement were primarily for the benefit of the participants and beneficiaries of the Plan. The ESOP Loan, the purchase of the Plan Shares pursuant to the Stock Purchase Agreement and the pledge of the Plan Shares otherwise meet the requirements of Sections 4975(d)(3) and 4975(d)(13) of the Code and did not and will not constitute a breach of the fiduciary responsibility provisions of ERISA. The Plan has all requisite power and authority to borrow the ESOP Loan from the Company and to carry out the transactions contemplated thereby.

     6.19 Full Disclosure. None of the representations or warranties made by the Company or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Company or any of its Subsidiaries in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered. Any forecasts prepared by the Company and heretofore or hereafter received and accepted by the Administrative Agent and the Lenders shall not be deemed to modify any of the terms, conditions and covenants set forth herein nor operate as a waiver thereof for any purpose.

                        SECTION 7. AFFIRMATIVE COVENANTS

     The Company covenants and agrees that, so long as any portion of the Commitments shall be in effect and until all Obligations are paid in full, the Company shall perform each and all of the following:

     7.01 Financial Statements. The Company shall deliver to the Administrative Agent, with sufficient copies for each Lender:

     (a) as soon as practicable and in any event within 120 days after the end of each Fiscal Year of the Company, consolidated and with respect to the Subsidiaries identified on Schedule 7.01 hereto consolidating balance sheets of
                           -------------
the Company and its Subsidiaries as of the end of such year and the related consolidated (and, except as to statements of stockholders' equity, consolidating with respect to the Subsidiaries identified on Schedule 7.01
                                                             -------------
hereto) statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the consolidated figures for the previous Fiscal Year, all in reasonable detail and (i) in the case of such consolidated financial statements, accompanied by a report thereon, unqualified as to scope, accounting principles and going concern, of Ernst & Young or other independent certified public accountants of recognized national standing selected by the Company and reasonably satisfactory to the Majority Lenders, which report shall state that such consolidated financial statements fairly present the financial position of the Company and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has a been made in accordance with generally accepted auditing standards, and (ii) in the case of such consolidating financial statements, certified by the chief financial officer or controller of the Company as being fairly stated in all material respects when considered in relation to the audited consolidated financial statements of the Company; and

     (b) as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter (and within 120 days in the case of the last Fiscal Quarter of the Company's Fiscal Year) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for such Fiscal Quarter and the portion of the Company's Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the prior Fiscal Year, all in reasonable detail and certified by the Company's chief financial officer or controller as fairly presenting the consolidated financial condition of the Company and its Subsidiaries as at the dates indicated and the consolidated results of their operations for the periods indicated, subject to normal year-end adjustments and audit changes.

     As to any information contained in materials furnished pursuant to Section
                                                                        -------
7.02(e), the Company shall not be separately required to furnish such
-------
information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in subsection (a) and (b) above at the times specified therein.

     7.02 Certificates; Other Information. The Company shall furnish to the Administrative Agent, with sufficient copies for each Lender:

     (a) together with each delivery of financial statements of the Company and its Subsidiaries pursuant to Sections 7.01(a) and (b) above, a Compliance
                             ----------------     ---
Certificate of the chief financial officer or controller of the Company (i) stating that such officer has reviewed the terms of the Loan Documents and has made, or has caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence of any Default or Event of Default during or at the end of such accounting period and that such officer does not have knowledge of the existence, as at the date of such certificate, of any Default or Event of Default, or, if he does have knowledge that a Default or an Event of Default existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking, or proposes to take with respect thereto; and (ii) setting forth the calculations required to establish whether the Company was in compliance with Section 8.05, on the date of such
                                           ------------
financial statements;

     (b) together with each delivery of consolidated financial statements of the Company and its Subsidiaries pursuant to Sections 7.01(a), and so long as and to
                                         ----------------
the extent not contrary to the then current recommendations of the American Institute of Certified Public Accountants, (i) a written statement by the independent certified public accountants giving their report thereon stating that nothing has come to their attention to cause such auditors to believe that the.

Company has violated any provisions hereof as they relate to accounting matters, including the provisions of Section 8.05;
                            ------------

     (c) as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter (and within 90 days in the case of the last Fiscal Quarter of the Company's Fiscal Year), a Compliance Certificate of the chief financial officer or controller of the Company setting forth the Leverage Ratio, with reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited consolidated financial statements of the Company and its Subsidiaries for the last Fiscal Quarter of such Fiscal Year, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Leverage Ratio from such preliminary calculation, a revised Compliance Certificate setting forth the actual calculation thereof;

     (d) together with each delivery of financial statements of the Company and its Subsidiaries pursuant to Sections 7.01(a), the annual operating plans of the
                             ----------------
Company and its Subsidiaries; and

     (e) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available by the Company to its security holders, all registration statements (other than the exhibits thereto) and annual, quarterly or monthly reports, if any, filed by the Company with the SEC and all press releases by the Company or any of its Subsidiaries concerning material developments in the business of the Company or any of the Significant Subsidiaries.

     Reports required to be delivered pursuant to Sections 7.01(a), 7.01(b) or
                                                  ----------------  -------
7.02(e) (to the extent any such financial statements, reports or proxy
-------
statements are included in materials otherwise filed with the SEC) may be delivered electronically and if so, shall be deemed to have been delivered on the date on which the Company posts such reports, or provides a link thereto, either: (i) on the Company's website on the Internet at the website address listed on Schedule 11.02; or (ii) when such report is posted electronically on
          --------------
IntraLinks/IntraAgency or other relevant website which each Lender and the Administrative Agent have access to (whether a commercial, third-party website or whether sponsored by the Administrative Agent), if any, on the Company's behalf; provided that: (x) the Company shall deliver paper copies of such reports to the Administrative Agent or any Lender who requests the Company to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agent or such Lender; (y) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such reports and immediately following such notification the Company shall provide to the Administrative Agent, by electronic mail, electronic versions (i.e., soft copies) of such reports ; and
(z) in every instance the Company shall provide paper copies of the Compliance Certificates required by subsection (c) above to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

     7.03 Notices. The Company shall furnish to the Administrative Agent, with sufficient copies for each Lender:

     (a) promptly and in no event later than five (5) Business Days after any executive officer or any other Responsible Officer of the Company obtains knowledge of the occurrence of any Default or Event of Default, a certificate of a Responsible Officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

     (b) promptly and in no event later than ten (10) Business Days after becoming aware thereof, notice of any of the following events affecting the Company, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company with respect to such event:

          (i)  an ERISA Event;

          (ii) if any of the representations and warranties in Section 6.10
                                                               ------------
     ceases to be true and correct;

          (iii) the adoption of any new Pension Plan or other Plan subject to
     Section 412 of the Code; or

          (iv) the adoption of any amendment to a Pension Plan or other Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

     (c) promptly after any executive officer or any other Responsible Officer of the Company obtains knowledge thereof, notice of all litigation or proceedings commenced or threatened affecting the Company or any Subsidiary (i) in which there is a reasonable likelihood of (A) liability in excess of $5,000,000 (in the aggregate for all related actions) and is not likely to be covered by insurance, or (B) in which injunctive or similar relief is sought which if obtained would have a Material Adverse Effect or (ii) which questions the validity or enforceability of any Loan Document;

     (d) promptly after receipt thereof by the Company or the Plan (but in any event no less often than quarterly), copies or notice of any material written correspondence or written communication from the United States Department of Labor, the IRS or any other Governmental Agency with respect to the Plan; and

     (e) promptly after any executive officer or any other Responsible Officer of the Company learning thereof, notice (in writing) giving details of any proceeding, notice or action by the United States Department of Labor or the IRS relating to any potential assertion by either such agency that any violation of ERISA or the Code may have occurred in connection with the administration or operation of the Plan;

     (f) promptly upon receipt thereof, copies of all final reports or letters submitted to the Company by its independent certified public accountants in connection with each annual audit of the financial statements of the Company or its Subsidiaries made by such accountants, including without limitation any "management letter," and the Company agrees to obtain such a letter in connection with each of its annual audits;

     (g) promptly after the availability thereof, copies of all amendments to the certificate of incorporation or bylaws of the Company, each Subsidiary Borrower and any of the Significant Subsidiaries, including such amendments effected in connection with the Reorganization and the IPO;

     (h) promptly after the receipt thereof, a copy of any notice, summons, citation or letter concerning any actual, alleged, suspected or threatened Environmental Claim where such Environmental Claim is reasonably likely, individually or in the aggregate, to result in liability to the Company and its Subsidiaries in excess of $5,000,000 (in the aggregate for all related Environmental Claims) after giving effect to any insurance proceeds reasonably expected to be available;

     (i) promptly and in any event not later than thirty (30) Business Days prior to commencement of each Fiscal Year, notice of the exact dates of such upcoming Fiscal Year and Fiscal Quarters therein;

     (j) promptly, notice of any material amendment to, or waiver of any of its material rights under, the Plan or the Plan Trust Agreement, termination of the Plan or merger of the Plan into any other Employee Benefit Plan ;

     (k) promptly, notice of when the Reorganization and the IPO are expected to be completed, and notice of the completion of the Reorganization and the IPO, together with copies of all material documents executed and delivered in connection therewith (which notices and documents may be delivered as part of notices delivered pursuant to Section 7.02(e)); and
                              ----------------

     (l) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent on behalf of the Lenders may reasonably request.

     7.04 Records and Inspection. The Company shall, and shall cause each Subsidiary to, maintain adequate books, records and accounts as may be required or necessary to permit the preparation of consolidated financial statements in accordance with sound business practices and GAAP. The Company shall, and shall cause each Subsidiary to, permit such persons as the Administrative Agent may designate, at reasonable times and under reasonable circumstances, to (a) visit and inspect any properties of the Company and its Subsidiaries, (b) inspect and copy their books and records, and (c) discuss with their officers and employees and their independent accountants, their respective businesses, assets, liabilities, prospects, results of operation and financial condition.

     7.05 Corporate Existence, Etc. Except as permitted by Section 8.06, the
                                                           ------------
Company shall, and shall cause each Subsidiary to, at all times preserve and keep in full force and effect its corporate existence and any rights and franchises material to its business; provided, however, that the corporate existence of any Subsidiary may be
--------  -------
terminated if such termination is determined by the Company to be in its best interest and is not materially disadvantageous to the Lenders.

     7.06 Payment of Taxes. The Company shall, and shall cause each Subsidiary to, pay and discharge all material Taxes imposed upon it or any of its properties or in respect of any of its franchises, business, income or property before any material penalty shall be incurred with respect to such Taxes; provided, however, that, unless and until foreclosure, distraint, levy, sale or
--------  -------
similar proceedings shall have commenced and shall not have been stayed, the Company and its Subsidiaries need not pay or discharge any such Tax so long as the validity or amount thereof is contested in good faith and by appropriate proceedings and so long as any reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

     7.07 Maintenance of Properties. The Company shall maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted), all material properties useful or necessary to its business and the business of its Subsidiaries considered as a whole, and from time to time the Company will make or cause to be made all appropriate repairs, renewals and replacements thereto.

     7.08 Maintenance of Insurance. The Company shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurance companies, insurance in at least such amounts, of such character and as against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business. The Company shall furnish to the Administrative Agent, upon written request, full information as to the insurance in effect at any time.

     7.09 Conduct of Business. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the businesses in which the Company and its Subsidiaries taken as a whole are engaged as of the Closing Date or any businesses or activities substantially similar or related thereto except for other businesses which constitute an insubstantial part of the business of the Company and its Subsidiaries taken as a whole. The Company shall, and shall cause each Subsidiary to, conduct its business in compliance in all material respects with Applicable Law and all material contractual obligations.

     7.10 Further Assurances. The Company shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

     7.11 Subordination of Intercompany Loans and Advances to Company. The Company shall cause any Indebtedness owed by the Company to any Subsidiary to be subordinated to the Obligations and any Indebtedness owed by any Subsidiary to the Company or any other Subsidiary to be subordinated to the Obligations on terms of subordination satisfactory to all the Lenders; provided, however, that as long as no Event of
                                 --------  -------
Default under Sections 9.01(f) or (g) has occurred and is continuing and no
              ----------------    ---
notice has been delivered under Section 9.02(b), the Company and its
                                ---------------
Subsidiaries may pay such Intercompany Indebtedness in the ordinary course of business.

     7.12 Payment of Obligations. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

     (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

     (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property; and

     (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     7.13 Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Applicable Laws of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     7.14 Environmental Laws.

     (a) The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its Property in compliance in all material respects with all Environmental Laws.

     (b) Upon the written request of the Administrative Agent or any Lender, the Company shall submit and cause each of its Subsidiaries to submit, to the Administrative Agent with sufficient copies for each Lender, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section
                                                                        -------
7.03(h), that, individually or in the aggregate, could reasonably be expected to
-------
result in liability in excess of $5,000,000 after giving effect to any insurance proceeds reasonably expected to be available.

     7.15 Solvency. The Company shall at all times be, and shall cause each Subsidiary Borrower and each of its Significant Subsidiaries to be, Solvent.

     7.16 Use of Proceeds.

     (a) Each Borrower shall use the proceeds of Loans for working capital and general corporate purposes.

     (b) No portion of the Loans will be used, directly or indirectly, (i) to purchase or carry Margin Stock or (ii) to repay or otherwise refinance indebtedness of any Borrower or others incurred to purchase or carry Margin Stock, or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock. No proceeds of any Loans will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act.

     7.17 Additional Subsidiary Guarantors. If, after the Closing Date, any new or existing Subsidiary of the Company becomes a Significant Subsidiary or otherwise becomes a "Subsidiary Guarantor" under, and as defined in, the Master Guaranty and Intercreditor Agreement, the Company shall, and shall cause such Subsidiary to, comply with Section 8.12 of the Master Guaranty and Intercreditor Agreement and Section 5.03 of this Agreement applicable to a Guarantor.
              ------------

                         SECTION 8. NEGATIVE COVENANTS

     The Company covenants and agrees that, so long as any portion of the Commitments shall be in effect and until all Obligations are paid in full, the Company shall perform each and all of the following:

     8.01 Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Company or any Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom or rights in respect thereof, except:
                                        ------

     (a) Customary Permitted Liens;

     (b) Existing Liens;

     (c) any attachment or judgment Lien not otherwise constituting an Event of Default in existence less than sixty (60) days after the entry thereof or with respect to which (i) execution has been stayed, (ii) payment is covered in full by insurance, or (iii) the Company or its Subsidiary shall in good faith be prosecuting an appeal or proceedings for review and shall have set aside on its books such reserves as may be required by GAAP with respect to such judgment or award;

     (d) Liens existing on property or assets of any Person at the time such Person becomes a Subsidiary or such property or assets are acquired, but only, in any such case, (i) if such Lien was not created in contemplation of such Person becoming a Subsidiary or such property or assets being acquired, and (ii) so long as such Lien does not encumber any assets other than the property subject to such Lien at the time such Person becomes a Subsidiary or such property or assets are acquired;

     (e) Liens on assets securing Indebtedness permitted to be incurred or assumed pursuant to Section 8.02(e), including any interest or title of a lessor
                    ---------------
under any Capitalized Lease, provided that any such Lien does not encumber any property other than assets constructed or acquired with the proceeds of such Indebtedness;

     (f) leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole;

     (g) any Lien constituting a renewal, extension or replacement of any Existing Lien or any Lien permitted by clauses (e) or (f) of this Section 8.01,
                                               ---    ---         ------------
but only, in the case of each such renewal, extension or replacement Lien, to the extent that the principal amount of Indebtedness secured thereby does not exceed the principal amount of such Indebtedness so secured unless such excess is permitted by Section 8.02 to be incurred and by this Section 8.01 to be
                ------------                            ------------
secured by such Lien at the time of the extension, renewal or replacement, the maturity thereof is not shortened and such Lien is limited to all or a part of the property subject to the Lien extended, renewed or replaced;

     (h) other Liens incidental to the conduct of the business or the ownership of the property of the Company or a Subsidiary which were not incurred in connection with borrowed money and which do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business and which, in any event, do not secure obligations aggregating in excess of $5,000,000; and

     (i) to the extent the negative pledge clauses contained in the Private Shelf Agreement as defined in the Master Guaranty and Intercreditor Agreement constitute Liens;

provided that if, notwithstanding this Section 8.01, any Lien which this Section
--------                               ------------                      -------
8.01 proscribes shall be created or arise without the prior written consent of
----
the Lenders (including with respect to this proviso), the Obligations shall be secured by such Lien equally and ratably with the other Indebtedness secured thereby and the Company will take or cause to be taken all such action as may be requested by the Administrative Agent or the Majority Lenders to confirm and protect such Lien in favor of the Lenders; provided, further, however, that
                                           --------  -------
notwithstanding such equal and ratable securing, the existence of such Lien shall constitute a default by the Company in the performance or observance of this Section 8.01.
     ------------

     8.02 Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become, or remain liable with respect to any Indebtedness, except:
                                                                     ------

     (a) the Obligations;

     (b) Indebtedness of the Subsidiaries under the Loan Documents;

     (c) Subordinated Debt;

     (d) Existing Indebtedness;

     (e) purchase money Indebtedness, including Capitalized Lease Obligations provided that such Indebtedness (i) is incurred in connection with a Capital Expenditure (or if otherwise incurred does not in the aggregate exceed $1,000,000 at any time outstanding), (ii) does not exceed the cost to the Company or its Subsidiary of the assets constructed or acquired with the proceeds of such Indebtedness and (iii) is incurred within twelve (12) months following the date of the completion or acquisition of the asset so constructed or acquired;

     (f) Contingent Obligations with respect to performance, bid, advance payment and other similar bonds (which in the case of bonds issued by banks may be denominated contract bond letters of credit), provided that such Indebtedness
(i) is incurred to support contracts or bids in the ordinary course of business and (ii) remains contingent;

     (g) Indebtedness incurred in the ordinary course of business with respect to equipment leases or purchases, operating expenses and real property leases necessary for the performance of Joint Venture projects; provided that such Indebtedness is unsecured (except to the extent permitted under Section 8.01);
                                                                ------------

     (h) Intercompany Indebtedness of a Subsidiary to the Company or a Wholly-Owned Subsidiary which is Subordinated Debt, to the extent permitted by
Section 8.04(c) and (d);
---------------     ---

     (i) other unsecured Indebtedness owing offshore by Subsidiaries of AECOM and Affiliates of AECOM exclusively for the purpose of short term working capital requirements or managing foreign currency risk and tax liabilities consistent with existing business practices not in excess of $15,000,000 at any time outstanding;

     (j) Contingent Obligations with respect to Swap Contracts (i) in connection with bona fide hedging operations against interest rates on funded Indebtedness of the Company and its Subsidiaries in an aggregate notional amount not exceeding such funded Indebtedness at any time outstanding (less the amount of any such Existing Indebtedness then outstanding), and (ii) in connection with bona fide hedging operations against currency exchange risk in connection with the conduct of its business; provided that in each case such Indebtedness (A) is incurred in the ordinary course of business, (B) is unsecured and (C) remains contingent;

     (k) Contingent Obligations incurred by the Company or any Subsidiary with respect to Indebtedness payable by other Subsidiaries which is permitted to be incurred by such other Subsidiary under this Section 8.02;
                                             ------------

     (l) Contingent Obligations incurred by the Company or any Subsidiary with respect to Indebtedness for borrowed money of Joint Ventures which are not included in the consolidated financial statements of the Company under GAAP, provided that (i) such Indebtedness and such Contingent Obligations are incurred in the ordinary course of business, (ii) such Indebtedness is fully secured by assets not reflected on the consolidated balance sheet of the Company, (iii) such Contingent Obligations do not in the aggregate exceed $40,000,000 at any time outstanding (less the amount of any such Existing Indebtedness then outstanding), (iv) the Contingent Obligations with respect to Indebtedness of any Joint Venture shall be several, and not joint and several, obligations and shall apply only to a portion of such Indebtedness not exceeding a portion based on the percentage interest of the Company or such Subsidiary in the equity of such Joint Venture (or if the Contingent Obligations with respect to such Indebtedness shall be joint and several, all such Indebtedness shall be included as Contingent Obligations in clause (iii) above), and (v) such Contingent Obligations remain contingent;

     (m) Contingent Obligations with respect to indemnity obligations pursuant to provisions of the Employee Benefit Plans of the Company or its Subsidiaries and the Plan, provided that such Indebtedness (i) is incurred in the ordinary course of business and (ii) remains contingent;

     (n) Indebtedness and Contingent Obligations incurred outside this Agreement and letters of credit (in addition to letters of credit listed on Schedule 8.02)
                                                                  -------------
not exceeding $74,000,000 in the aggregate at any time;

     (p) Indebtedness consisting of notes for the purchase of employees' or retirees' stock in accordance with existing business practice;

     (q) Indebtedness consisting of loan notes payable to former shareholders of Persons acquired by the Company and its Subsidiaries in the United Kingdom as part of the consideration for such acquisition, provided that the original
                                                --------
principal amount of such loan notes shall not exceed $35,000,000 in the aggregate at any time; and;

     (r) Indebtedness incurred to refinance Indebtedness described in clauses
(d) and (e); provided that (i) the unpaid balance is not increased (except if the incurrence of any amount of excess thereof would otherwise then be permitted by the terms of this Agreement) and (ii) if such refinanced Indebtedness is repaid prior to the scheduled maturity thereof, such refinancing Indebtedness shall (A) not mature or be required to repaid, purchase or otherwise retired earlier that the corresponding portion of the Indebtedness being prepaid or (B) not result in a Default or an Event of Default.

     8.03 Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries to, declare, pay or make, or agree to declare, pay or make, any Restricted Payment, except
                        ------

     (a) dividends, distributions or payments by any Subsidiary to the Company or a Wholly-Owned Subsidiary;

     (b) dividends or distributions in respect of a class of the Company Capital Stock payable in the same class of the Company Capital Stock;

     (c) issuances of Capital Stock upon the exercise of any warrants, options or rights to acquire such Capital Stock;

     (d) provided that no Default or Event of Default exists under Section
                                                                   -------
9.01(a), (f) or (g) or would result therefrom, repurchases of Capital Stock
-------  ---    ---
pursuant to the terms of Section 6.10 of the Company's Bylaws and the Plan, both as in effect on the Closing Date, and may repurchase Common Stock Units pursuant to the Company's Stock Purchase Plan dated June 1, 1991, as in effect on the Closing Date;

     (e) provided that no Default or Event of Default exists under Section
                                                                   -------
9.01(a), (f) or (g) or would result therefrom, distributions of payment-in-kind
-------  ---    ---
dividends on preferred stock;

     (f) provided that no Default or Event of Default exists under Section
                                                                   -------
9.01(a), (f) or (g) or would result therefrom, make Restricted Payments in an
-------  ---    ---
amount not exceeding the aggregate of (i) the cumulative cash proceeds (net of commissions and discounts) from the sale of shares of Common Stock and Common Stock Units subsequent to June 30, 1998 plus (ii) on a cumulative basis,
                                        ----
$1,000,000 per Fiscal Year or part thereof, commencing with Fiscal Year 1998;
and

     (g) Provided that gross proceeds to the Company from the IPO are at least $150,000,000, repurchases of Class A Common Stock of the Company not exceeding $50,000,000 in aggregate principal amount pursuant to the Reorganization.

     8.04 Investments. The Company shall not, and shall not permit any of its Subsidiaries to, make or own any Investment in any Person, except:
                                                           ------

     (a) Permitted Investments;

     (b) any Investment existing on the Closing Date in any of the Subsidiaries or in any of the Joint Ventures identified on Schedule 6.01;
                                              -------------

     (c) Investments by any Subsidiary in the Company or in any Wholly-Owned Subsidiary;

     (d) Investments by the Company in any Wholly-Owned Subsidiary; provided,
                                                                    --------
however, that if such Subsidiary has not executed and delivered a Master
-------
Guaranty and Intercreditor Agreement, the Company may only make Investments in such Subsidiaries (i) constituting loans or advances for working capital purposes so long as (A) such Subsidiary (other than Frederic R. Harris S.A. and Pacific Design & Management, Inc.) has positive tangible net worth after giving effect to such loan or advance, (B) such Indebtedness is incurred in the ordinary course of business of the Company and such Subsidiary, (C) such Indebtedness is evidenced by a note or other instrument that is subject to a valid, perfected first priority Lien in favor of the Administrative Agent, and
(D) the aggregate amount of such Indebtedness owing to the Company by all Subsidiaries is less than $2,500,000 and (ii) constituting capital contributions if the amount of such Investments (including Indebtedness owing to the Company by Subsidiaries pursuant to Section 8.04(d)(i)) in all such Subsidiaries is less
                            -------------------
than $6,500,000;

     (e) trade credit extended on usual and customary terms in the ordinary course of business;

     (f) advances to employees for moving, relocation and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

     (g) Investments in the ordinary course of business by the Company or any of its Subsidiaries in contract Joint Ventures for the purpose of performing projects with other companies; provided that if such Joint Ventures are not
                               --------
structured so that neither the Company nor any Significant Subsidiary shall be responsible for the acts or omissions of other companies except to the extent covered by insurance or limited to Indebtedness for expenses permitted by

Section 8.02(g), the Company shall have determined that such structure would not
---------------
individually or in the aggregate with other similarly structured Joint Venture have a Material Adverse Effect;

     (h) Investments in Permitted Offshore Investments in the ordinary course of business by the Company or its Subsidiaries; and

     (i) other Investments not otherwise permitted above; provided, however,
                                                          --------  -------
that:

          (A) the aggregate consideration (cash, stock and assumed debt) paid by the Company and its Subsidiaries for such Investments shall not exceed $100,000,000 in the aggregate in any fiscal year nor $100,000,000 in the aggregate in any 180 day period;

          (B) the cash and assumed debt portion of the aggregate consideration paid by the Company and its Subsidiaries for any such single Investment shall not exceed $50,000,000;

          (C) if the cash and assumed debt portion of the aggregate consideration paid by the Company and its Subsidiaries for any such single Investment exceeds $20,000,000, the Company shall, prior to completing such Investment, submit to the Administrative Agent for distribution to the Lenders, a certificate demonstrating compliance with Section 8.05 on a pro
                                                          ------------
     forma basis after giving effect to such Investment;

          (D) each such Investment shall be subject to Section 7.09; and
                                                       ------------

          (E) no such Investment in any Person shall be opposed by the board of directors of such Person.

     8.05 Financial Covenants.

     (a) Leverage Ratio. The Company shall not permit the Leverage Ratio to be greater than 3.00 to 1 as of the end of any Fiscal Quarter.

     (b) Minimum Consolidated Net Worth. The Company shall not permit, at the end of any Fiscal Quarter, Consolidated Net Worth to be less than the sum of (i) $234,000,000, (ii) 50% of Consolidated Net Income for each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2001, in which the Company has positive Consolidated Net Income; (iii) 75% of the aggregate net cash proceeds received by the Company subsequent to December 31, 2001 from the issuance and sale of the Company Capital Stock through a public offering; (iv) an amount equal to (A) 100% of the principal contributions to the Plan included in the determination of Consolidated Net Income for each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2001, less (B) the amount
                                                             ----
of negative Consolidated Net Income for each Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 2001, in which the Company has negative Consolidated Net Income (provided, however, that the amount determined by this
                         --------  -------
clause (iv) shall not be less than zero); (v) 100% of any increase (or less 100% of any decrease) in Consolidated Net Worth of the Company as a result of the acquisition (by merger or otherwise) of a Person other than a Wholly Owned Subsidiary; and (vi) 100% of the net change in Consolidated Net Worth as a result of the sale (excluding public offerings of

Capital Stock), repurchase or redemption of any (A) Plan Shares and/or Common Stock Units from terminated employees and (B) Class A Common Stock of the Company as part of the Reorganization.

     (c) Fixed Charge Coverage Ratio. The Company shall not permit, on the last day of any Fiscal Quarter, the Fixed Charge Coverage Ratio to be less than (i) at any time that the Company maintains at least one Long-Term Debt Rating at Investment Grade, 1.25 to 1, and (ii) at any other time, 1.50 to 1.

     8.06 Restriction on Fundamental Changes. The Company shall not, and shall not permit any of its Significant Subsidiaries to, enter into any merger, consolidation, reorganization or recapitalization, reclassify its Capital Stock, liquidate, wind up or dissolve or sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its or their business or assets, whether now owned or hereafter acquired, except that, as long as no Default or Event of Default shall exist after giving effect thereto:

     (a) any Significant Subsidiary may be merged or consolidated into the Company or into any other Significant Subsidiary or be liquidated, wound up or dissolved, or all or substantially all of its business or assets may be sold, leased, transferred, or otherwise disposed of, in one transaction or a series of transactions, to the Company or any other Wholly-Owned domestic Subsidiary; provided that neither the Company nor any Significant Subsidiary may be involved
--------
in any such transaction unless the Company or such Significant Subsidiary, as the case may be, is the surviving or acquiring corporation and the net worth of the Company or such Significant Subsidiary, as the case may be, is unchanged or higher after giving effect to such merger or other transaction; and

     (b) the Company may complete the Reorganization and the IPO provided that
                                                                 --------
(i) concurrently with the Second Merger AECOM Merger Corporation assumes all of the rights and obligations of AECOM under the Loan Documents as a result of the Second Merger as contemplated by the definition of "Reorganization," and (ii) to the extent required, all parties to the Master Guaranty and Intercreditor Agreement in addition to Persons party hereto have also consented thereto.

     8.07 Asset Dispositions.

     (a) The Company shall not, and shall not permit any of its Subsidiaries to, make, or agree to make, any Asset Disposition, including any Sale-Leaseback Transaction, unless (i) the Board of Directors of the Company has reasonably determined in good faith that the terms of such transaction are fair and reasonable to the Company or such Subsidiary, as the case may be, and the Non-Cash Proceeds from such Asset Disposition do not exceed 35% of the total consideration received by the Company in the Asset Disposition; and (ii) within one year after the Asset Disposition the Company or its Subsidiaries shall have used the Net Cash Proceeds to (A) replace the properties or assets that were the subject of the Asset Disposition, (B) acquire properties or assets to be used in the businesses of the Company and its Subsidiaries on the date of this Agreement or (C) repay all or part of any Indebtedness covered by the Master Guaranty and Intercreditor Agreement.

     (b) the Company in any event will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, discount (except in the ordinary course of business consistent with past practice to compromise disputes with customers), or otherwise sell for less than the face value thereof or for consideration other than cash, any of their respective accounts receivable.

     (c) As promptly as practicable in connection with any Asset Disposition, the Company shall deliver to the Administrative Agent a certificate, duly executed by the Chief Financial Officer or controller of the Company, setting forth in detail a description of such Asset Disposition, copies of any related agreements, the date or scheduled date of such Asset Disposition, the determination of the Net Cash Proceeds of such Asset Disposition, the description of any Non-Cash Proceeds and such other documents and information as is necessary to demonstrate compliance with this Section 8.07.
                                                 ------------

     8.08 Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction (including the purchase, sale, lease, or exchange of any property or the rendering of any service) with any Affiliate of the Company which is not a Subsidiary, unless (i) such transaction is not otherwise prohibited by this Agreement, (ii) such transaction is in the ordinary course of business, and
(iii) if such transaction is other than with a Subsidiary, such transaction is on fair and reasonable terms no less favorable to the Company or its Subsidiary, as the case may be, than those terms which might be obtained at the time in a comparable arm's length transaction with a Person who is not an Affiliate or, if such transaction is not one which by its nature could be obtained from such other Person, is on fair and reasonable terms and was negotiated in good faith; provided that this Section 8.08 shall not restrict (A) dividends, distributions
--------           ------------
and other payments and transfers on account of any shares of Capital Stock of the Company or any Subsidiary, (B) any payments pursuant to the terms of the Certificate of Incorporation or Bylaws of the Company, or to any of the Company's Employee Benefit Plans or the Plan or (C) transactions contemplated in connection with the Reorganization and the IPO.

     8.09 Restrictive Agreements. The Company shall not, and shall not permit any Subsidiaries to, enter into any contractual obligation which restricts or limits the ability of such Subsidiary to (a) pay dividends or make any distribution on its Capital Stock, (b) pay Indebtedness owed the Company or any Subsidiary, (c) make any loans or advances to the Company or (d) except as provided in contractual obligations respecting the specific assets subject to Permitted Liens, transfer any of its property to the Company.

     8.10 Amendments of Bylaws. The Company shall not amend its Bylaws or amend or modify the terms of its Capital Stock in any respect which increases or accelerates the payment obligations of the Company without in each case obtaining the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld). The Lenders consent to (a) the Company's issuance of up to 2,500,000 shares of a new series of preferred stock on or after October 1, 2000 to employees of the Company and its Subsidiaries substantially on the terms set forth on Schedule 8.10, (b) the Company's implementation of a
                   -------------
liquidity/diversification program related to its Common Stock substantially on the terms set forth on Schedule 8.10, and (c) the Reorganization and the IPO;
                       -------------
provided that any Restricted Payments made in connection
--------
with the items set forth in clauses (a), (b) and (c) shall be otherwise permitted under Section 8.03.
                ------------

     8.11 Change in Business. The Company shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof, without in each case obtaining the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld).

     8.12 Accounting Changes. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any of its consolidated Subsidiaries.

     8.13 Contributions to the Plan. Except for the Company Capital Stock contributed by the Company to the Plan as contributions, the Company shall not make any contributions to the Plan other than in cash.

     8.14 Right to Terminate Post-Retirement Benefits. Except as otherwise required by Applicable Law, if post-retirement life insurance, medical or other health related (such as vision or dental) benefits are provided to former or current employees by the Company or any of its current ERISA Affiliates, the plan documents relating to such benefits will clearly and expressly allow for, and neither the Company or any of its current ERISA Affiliates will issue any written communication or enter into any written or oral agreement that it is reasonably possible would any way prohibit the right of the Company an its current ERISA Affiliates to reduce, terminate or amend such benefits.

                          SECTION 9. EVENTS OF DEFAULT

     9.01 Events of Default. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an "Event of Default") hereunder:

     (a) Failure to Make Payments. Any Borrower (i) shall fail to pay when due any principal (whether at stated maturity, upon acceleration, by notice of or other requirement of prepayment, by operation of Section 2.06 or otherwise) of
                                                 ------------
any Loan (including with respect to any Letter of Credit) or (ii) shall fail to pay interest on any Loan or any fees payable hereunder within three (3) Business Days of the date when due or (iii) shall fail to pay any costs, expenses or other amounts payable hereunder or under any Notes or any other Loan Documents within ten (10) Business Days after the Administrative Agent notifies the Company that such amount has become due;

     (b) Default in Other Agreements. The Company or any of its Subsidiaries (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation of more than $5,000,000, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded;

     (c) Breach of Certain Covenants. Any Borrower shall fail to perform, comply with or observe any agreement, covenant or obligation to be performed, observed or complied with by it pursuant to Section 7.01(d), Section 7.03 (insofar as
                                   ---------------  ------------
such Section requires the preservation of the corporate existence of any Borrower), Section 7.06, Section 7.11;
           ------------  ------------

     (d) Breach of Warranty. Any representation or warranty or certification made or furnished by the Company, any of its Subsidiaries under this Agreement, the other Loan Documents or any agreement, instrument or document contemplated hereby and thereby shall, prove to have been false or incorrect in any material respect when made or the representation and warranty set forth in Section 6.19
                                                                  ------------
shall prove incorrect at any time;

     (e) Other Defaults Under Agreement and Other Loan Documents. The Company or any Subsidiary shall fail to perform, comply with or observe any covenant or obligation to be performed, observed or complied with by it under this Agreement (other than those provisions referred to in Sections 9.01(a) and (c) above) or
                                            ----------------     ---
the other Loan Documents and such failure shall not have been remedied or waived within thirty (30) days after notice thereof by the Administrative Agent;

     (f) Involuntary Bankruptcy; Appointment of Receiver, Etc. There shall be commenced against the Company, any Subsidiary Borrower or any Significant Subsidiary or an involuntary case seeking the liquidation or reorganization of the Company, any Subsidiary Borrower or any Significant Subsidiary under Chapter 7 or Chapter 11 of the Bankruptcy Code or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of the Company, any Subsidiary Borrower or any Significant Subsidiary to take possession of all or a substantial portion of the property or to operate all or a substantial portion of the business of the Company, any Subsidiary Borrower or any Significant Subsidiaries and any of the following events occur: (i) the Company or any of its Subsidiaries consents to the institution of the involuntary case or proceeding; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of sixty (60) days (provided, however, that, during the
                                          --------  -------
pendency of such period, the Lenders shall be relieved of their Commitments); or
(iv) an order for relief shall have been issued or entered therein;

     (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Company, any Subsidiary Borrower or any Significant Subsidiary shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11 of the Bankruptcy Code; or the Company, any Subsidiary Borrower or any Significant Subsidiary shall file a petition, answer, or complaint or shall otherwise institute any similar proceeding under any other Applicable Law, or shall consent thereto; or the Company, any Subsidiary Borrower or any Significant Subsidiary shall consent to the conversion of an involuntary case to a voluntary case; or the Company, any Subsidiary Borrower or any Significant Subsidiary shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquiesce to the appointment of, a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers to take possession of all or a substantial portion of the property or to operate all or a substantial portion of the business of the Company, any Subsidiary Borrower or any Significant Subsidiary; or the Company, any Subsidiary Borrower or any Significant Subsidiary shall make a general assignment for the benefit of creditors; or the Company, any Subsidiary Borrower or any Significant Subsidiary shall generally not pay its debts as they become due; or the Board of Directors of the Company, any Subsidiary Borrower or any Significant Subsidiary (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing;

     (h) Judgments and Attachments. The Company or any of its Subsidiaries shall suffer any money judgments, writs, or warrants of attachment, or similar processes, which individually or in the aggregate involve an amount in excess of $5,000,000 and shall not discharge, vacate, bond, or stay the same within a period of 45 days unless the amount of such judgments, writs, warrants or attachments are fully covered by insurance (other than deductibles substantially the same as those in effect on the Closing Date and provided that any deductible
                                                    --------
in excess of $5,000,000 is supported by a bond or letter of credit in at least the amount by which such deductible exceeds $5,000,000) and the insured has in writing accepted liability therefor; or a judgment creditor shall obtain possession of any material portion of the assets of the Company or any of its Subsidiaries by any means, including, without limitation, levy, distraint, replevin or self-help;

     (i) ERISA Liabilities. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of the Company or any of its ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; (ii) there shall exist an amount of unfunded benefit liabilities (determined in accordance with the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation rather than PBGC assumptions), individually or in the aggregate for all Pension Plans, which exceeds $10,000,000; or (iii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by the Company which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $5,000,000; or

     (j) Failure of Subordination.Any agreement to subordinate other Indebtedness in an aggregate amount in excess of $1,000,000 in right of payment to the Obligations, at any time and for any reason other than satisfaction in full of all of the Obligations or satisfaction in full of such Subordinated Debt upon the originally stated maturity thereof, ceases to be in full force and effect in any material respect or is declared to be null and void;

     (k) Termination of Master Guaranty and Intercreditor Agreement. The Master Guaranty and Intercreditor Agreement, or any material provision therein, shall cease to be in full force and effect for any reason; or the Company or any of the Guarantors shall contest or purport to repudiate or disavow the Master Guaranty and Intercreditor Agreement;

     (l) Guarantor Defaults. Any Guarantor shall fail in any material respect to perform or observe any term, covenant or agreement in the Master Guaranty and Intercreditor Agreement; or the Master Guaranty and Intercreditor Agreement shall for any reason be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise cease to be in full force and effect, or any Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or

     (m) Change in Ownership. (i) Until the IPO, any change in the beneficial ownership of the Company shall occur such that the Plan, the Company's Stock Investment Plan (including any replacement or successor plan) and the trustee (including any successor trustee) who votes the Company's Class B Stock shall collectively cease to have beneficial ownership or control of at least 51% in the aggregate of the voting stock of the Company.

     (ii) After the IPO, an event or series of events by which:

          (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act , but excluding any employee stock ownership plan or arrangement of the Company or its Subsidiaries, any current or
                                                             --------------
     former employee who owns Common Stock or option rights (as such term is
     -------------------------------------
     defined below), any Person that holds Common Stock on behalf of employees or former employees of the Company and its Subsidiaries, any employee benefit plan of the Company or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act , except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option
                                                                    ------
     right"), whether such right is exercisable immediately or only after the
     -----
     passage of time), directly or indirectly, of 25% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a partially-diluted basis (i.e., taking into account all such securities that
                              ----
     such person or group has the right to acquire pursuant to any option right); or

          (B) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

     9.02 Remedies. Upon the occurrence of an Event of Default:

     (a) If an Event of Default occurs under Section 9.01(f) or (g), then the
                                             --------------      -
Commitments shall automatically and immediately terminate and the obligation of the Lenders to make any Loan or issue any Letter of Credit hereunder shall cease, and the unpaid principal amount of and any accrued interest on all of the Loans shall automatically become immediately due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Borrowers.

     (b) If an Event of Default occurs under Section 9.01, other than under
                                             -----------
Section 9.01(f) or (g), the Administrative Agent upon request of the Majority
--------------      -
Lenders may, by written notice to the Borrower, declare that the Commitments are terminated, whereupon the obligation of the Lenders to make any Loan or issue any Letter of Credit hereunder shall cease, and/or declare the unpaid principal amount of the Loans to be, and the same shall thereupon become, due and payable together with any and all accrued interest thereon, without presentment, demand, protest, any additional notice whatsoever or other requirements of any kind, all of which are hereby expressly waived by the Borrowers.

     (c) If an Event of Default occurs under Section 9.01(f) or (g) or if any
                                             --------------      -
other Event of Default occurs and the Administrative Agent declares the Loans due and payable, the Borrowers shall be immediately obligated, without demand upon or notice to the Borrowers, all of which are hereby waived by the Borrowers, to pay immediately to the Administrative Agent, an amount of cash equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit). Any amounts so received shall be deposited in an interest bearing account maintained by the Administrative Agent as collateral security ("Cash
                                                                        ----
Collateral Cover") for the payment and repayment of all Obligations. At any time
----------------
after any such Obligations shall be due and payable (whether by drawing on a Letter of Credit or otherwise) the Cash Collateral Cover may be applied in whole or in part by the Administrative Agent against or on account of all or any part of the Obligations which have become so due and payable. Interest earned on this account, to the extent such interest is not required for, or applied to, the payment or repayment of the Obligations, shall be paid to the Borrowers.

                                   SECTION 10.
                     ADMINISTRATIVE AGENT AND ISSUING BANKS

     10.01 Appointment and Authorization.

     (a) Each of the Lenders and each Issuing Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or any Issuing Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     (b) Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Majority Lenders to act for such Issuing Lender with respect thereto; provided, however, that each Issuing Lender shall have all of the
         --------  -------
benefits and immunities (i) provided to the Administrative Agent in this Section
                                                                         -------
10 with respect to any acts taken or omissions suffered by such Issuing Lender
--
in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "the Administrative Agent", as used in this Section 10, included such Issuing Lender with respect to such acts or
     ----------
omissions, and (ii) as additionally provided in this Agreement with respect to such Issuing Lender.

     10.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any the Administrative Agent or attorney-in-fact that it selects with reasonable care.

     10.03 Liability of Administrative Agent and Each Issuing Lender. None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any official thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower Party party to any Loan Document to perform its obligations hereunder or thereunder. No the Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     10.04 Reliance by Administrative Agent.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     (b) For purposes of determining compliance with the conditions specified in
Section 5.01, each Lender that has executed this Agreement shall be deemed to
------------
have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received Requisite Notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Lenders in accordance with Section 9; provided,
                                                        ---------  --------
however, that unless and until the Administrative Agent shall have received any
-------
such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     10.06 Credit Decision. Each Lender expressly acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower Party. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower Party which may come into the possession of any of the Administrative Agent-Related Persons.

     10.07 Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of any Borrower Party and without limiting the obligation of any Borrower Party to do
so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the termination of the Letters of Credit and the repayment of the Loans and the termination or resignation of the related the Administrative Agent) be imposed on, incurred by or asserted against any Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to the
--------  -------
Administrative Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suites, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of any Borrower Party. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amount paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders in this Section shall survive the payment of all Obligations hereunder.

     10.08 Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent or an Issuing Lender hereunder and without notice to or consent of the Lenders. With respect to its Loans and participation in Letters of Credit, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or an Issuing Lender, and the terms "the Lender" and "the Lenders" shall include Bank of America in its individual capacity.

     10.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as Issuing Lender. If the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Company at all times other than during the existence of an Event of Default (which consent of the Company shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and Issuing Lender and the respective terms "Administrative Agent," and "Issuing Lender" shall mean such successor administrative agent and Letter of Credit issuer, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated; the retiring Issuing Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Lender or any other Lender, other than the obligation of the successor Issuing Lender to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 11.04
                                                ----------     --------------
and 11.05 shall inure to its benefit as to any actions taken or omitted to be
    ----
taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

     10.10 Arranger. No Person identified herein as the "Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement to any Lender. Without limiting the foregoing, no such Person shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                           SECTION 11. MISCELLANEOUS

     11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders, Borrower and acknowledged by the Administrative Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall,
       --------  -------
unless in writing and signed by each of the Lenders directly affected thereby and the Company, and acknowledged by the Administrative Agent, do any of the following:

     (a) except as provided in Section 2.04(b), increase or extend the
                               ---------------
Commitment of any Lender (or reinstate any Commitments terminated pursuant to
Section 2.04(a)) or subject any Lender to any additional obligations;
----------------

     (b) except as provided in Section 2.04(b), postpone or delay any date fixed
                               ---------------
for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any Loan Documents; provided, that any Lender may individually agree to a reduction in such Lender's interest rate by separate agreement with any Borrower, which reduction, expressed as a percentage of the interest rates that would otherwise be applicable hereunder, shall be notified to the Administrative Agent in writing by such Lender and such Borrower, and the Administrative Agent shall apply such reduction to the interest due to such Lender until it receives written notice from such Lender to the contrary;

     (c) reduce the principal of, or the rate of interest specified herein or any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

     (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

     (e) except as provided below and in Section 4.07, change the Pro Rata Share
                                         -----------
of any Lender;

     (f) amend this Section 11.01 or Section 2.13 or any provision providing for
                    -------------    ------------
consent or other action by all the Lenders or amend the definition of "Majority Lenders;"

     (g) amend the definition of "Offshore Currency;" or

     (h) discharge any Guarantor;

provided, further, that (A) no amendment, waiver or consent shall, unless in
--------
writing and signed by any affected the Issuing Lender in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of any affected the Issuing Lender under this Agreement or any Letter of Credit Applications relating to any Letter of Credit Issued by it, and (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

     11.02 Transmission and Effectiveness of Communications and Signatures.

     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 11.02; or, in the case of any Borrower, the
                         --------------
Administrative Agent, or the Issuing Lender, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Company, the Administrative Agent and the Issuing Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the Issuing Lender pursuant to Section 2 shall be in writing (which may be by
                               ---------
facsimile), except as provided herein and shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 11.02, it being understood and agreed that a voicemail
             --------------
message shall in no event be effective as a notice, communication or confirmation hereunder.

     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, subject to the applicable provisions of Section 6.02, such as financial statements and
                                ------------
other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

     (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of any Borrower even if
(i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or
(ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Issuing Lender or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     11.04 Costs and Expenses. Each Borrower shall, whether or not the transactions contemplated hereby shall be consummated:

     (a) pay or reimburse Bank of America (including in its capacity as the Administrative Agent and an Issuing Lender) within five Business Days after demand for all costs and expenses incurred by Bank of America (including in its capacity as the Administrative Agent and an Issuing Lender) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by Bank of America (including in its capacity as the Administrative Agent and an Issuing Lender) with respect thereto;

     (b) pay or reimburse each Lender and the Administrative Agent within five Business Days after demand for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any bankruptcy or insolvency proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Administrative Agent and any Lender; and

     (c) during the continuance of an Event of Default, pay or reimburse Bank of America (including in its capacity as the Administrative Agent and an Issuing Lender) within five Business Days after demand for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by Bank of America (including in its capacity as the Administrative Agent and an Issuing Lender) in connection with the matters referred to under Sections (a) and (b) of this Section.

     11.05 Indemnity.

     (a) In addition to the payment of expenses pursuant to Section 11.04, each
                                                            -------------
Borrower agrees (i) to indemnify, defend and hold harmless the Administrative Agent, each Lender and any holder of any interest in any Notes and the officers, directors, employees, agents, attorneys and Affiliates of the Administrative Agent, each Lender and such holders (the "Indemnitees") from and against (A) any
                                          -----------
and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of a Loan or issuance of a Letter of Credit, and (B) any and all liabilities, losses, damages, penalties (except, in the case of tax penalties, amounts imposed as a result of the unreasonable delay of the Lenders in paying Taxes), judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, Attorney Costs) which may be imposed on, incurred by or asserted against such Indemnitee arising out of or in connection with (1) this Agreement or any Loan Document, the making of any Loan or the issuance of any Letter of Credit or any use or intended use of any Letter of Credit or the proceeds of any Loan or any Letter of Credit, or
(2) any tax penalties (except amounts imposed as a result of the unreasonable delay of the Lenders in paying Taxes) and interest due the IRS relating to the foregoing (the "Indemnified Liabilities"), and (ii) to reimburse the Indemnitees, upon their demand as incurred for any costs or expenses (including, without limitation, Attorney Costs) incurred in connection with investigating, defending or preparing to defend or participating (including as a witness) in any investigative, administrative or judicial proceeding whether or not such Indemnitee shall be designated a party thereto, whether commenced or threatened, with respect to any such actual, alleged or threatened liability, loss, damage, penalty (except, in the case of tax penalties, amounts imposed as a result of the unreasonable delay of the Lenders in paying Taxes), judgment, suit, claim, cost or expense. Notwithstanding the foregoing, no Borrower shall have any obligation hereunder with respect to (1) any Indemnified Liabilities owed to any Borrower that are directly attributable to claims by a Borrower that the Administrative Agent or the Lenders have breached this Agreement or (2) any Indemnified Liabilities to the extent they are finally adjudged by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of any Indemnitee.

     (b) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be Spot Rate. The obligation of Borrowers in respect of any such sum due from them shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than
                                                 -----------------
that in which such sum is denominated in accordance with the applicable provisions of the Loan Documents (the "Agreement Currency"), be discharged only
                                       ------------------
to the extent that the Administrative Agent and the Lenders can purchase the Dollar Equivalent of the Agreement Currency. If the amount of the Agreement Currency so purchased is insufficient, Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify relevant Indemnitees against such loss. If the Dollar Equivalent of the Agreement Currency is greater than the amount due, the Lender agrees to return any excess to the Person who may be entitled thereto.

     (c) Each Indemnitee will promptly notify the Company of each event of which it has knowledge which may give rise to a claim under the indemnification provisions of this Section 11.05; provided, however, that the failure to so
                   -------------  --------  -------
notify the Company shall in no way
impair any Borrower's obligations under this Section 11.05, except to the extent
                                             -------------
that such failure to so notify has an adverse effect on such Borrower. If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee indemnified or intended to be indemnified pursuant to this Section 11.05, Borrowers shall be entitled to
                             -------------
participate in the defense of such action, suit, or proceeding at their own expense. Unless an Event of Default has occurred and is continuing, to the extent a Borrower so elects, it may assume such defense (and by such assumption shall be deemed to have accepted responsibility for any judgment, settlement, or other liability arising therefrom other than such as may arise as a result of the gross negligence or willful misconduct of the Indemnitee), to be conducted by counsel chosen by it, which counsel shall be satisfactory to such Indemnitee. Each Borrower agrees to keep such Indemnitee advised of the status of such defense and to consult with such Indemnitee prior to taking any material position with respect thereto. Such Indemnitee shall, however, be entitled to employ counsel (including inhouse counsel) separate from Borrowers and from any other party in such action if such Indemnitee shall reasonably determine that a conflict of interest exists which makes representation by counsel chosen by Borrowers not advisable. The fees and disbursements of such separate counsel (including the allocated cost of inhouse counsel) shall be paid by Borrowers; provided that Borrowers shall not required to pay the fees and disbursements of more than one such separate counsel in any one proceeding or series of related proceedings. Such Indemnitee shall not agree to the settlement of any such claim without the consent of Borrowers, unless Borrowers shall have been given notice of the commencement of an action and shall have failed to assume or fund the defense thereof as herein provided or an Event of Default under Section 9.01(f)
                                                                ---------------
or (g) shall have occurred or there shall have been delivered to the Company
    -
notice under Section 9.02(b). To the extent that the undertaking to indemnify,
             --------------
pay and hold harmless set forth in the preceding provisions may be unenforceable because it is violative of any law or public policy, Borrowers shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law. All Indemnified Liabilities shall be payable on demand.

     (d) The obligations of Borrowers under this Section 11.05 shall survive the
                                                 -------------
termination of this Agreement and the discharge of Borrower's other obligations hereunder.

     11.06 Marshalling; Payments Set Aside. None of the Administrative Agent, any Issuing Lender or the Lenders shall be under any obligation to marshall any assets in favor of any Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to the Administrative Agent, any Issuing Lender or the Lenders, or the Administrative Agent, any Issuing Lender or the Lenders enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any Issuing Lender in its discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy or insolvency proceeding, or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent or any Issuing Lender, as the case may be, upon demand its ratable share of the total amount so recovered from or repaid by the Administrative Agent.

     11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, each Issuing Lender and each Lender.

     11.08 Assignments, Participations, Etc.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining
--------
amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.01, 4.02 and 4.05 with respect to
                                  -------------  ----     ----
facts and
circumstances occurring prior to the effective date of such assignment). Upon request, the Borrowers (at their expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries (each, a "Participant") in all or a portion of such Lender's rights
                       -----------
and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under
                           --------
this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such
           --------
Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release any Guarantor from the Master Guaranty and Intercreditor Agreement. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.01, 4.02 and 4.05 to
                                                 -------------  ----     ----
the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09
                                                                   -------------
as though it were a Lender, provided such Participant agrees to be subject to
                            --------
Section 2.13 as though it were a Lender.
------------

     (e) A Participant shall not be entitled to receive any greater payment under Section 4.01 or 4.02 than the applicable Lender would have been entitled
      -----------     ----
to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a foreign Person if it were a Lender shall not be entitled to the benefits of Section 4.01 unless the Company
                                                ------------
is
notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 4.01 as though
                                                                 ----
it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or
                                              --------
assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) As used herein, the following terms have the following meanings:

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
           -----------------
     (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the Issuing Lender, and
     (ii) unless (A) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivative transaction or
     (B) an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that
                                                                --------
     notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries.

          "Fund" means any Person (other than a natural person) that is (or will
           ----
     be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Approved Fund" means any Fund that is administered or managed by (a)
           -------------
     a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 15 days' notice to the Company and the Lenders, resign as Issuing Lender. In the event of any such resignation as Issuing, the Company shall be entitled to appoint from among the Lenders a successor Issuing Lender hereunder; provided, however, that no failure
                                              --------  -------
by the Company to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender. Bank of America shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations pursuant to Section
                                                                   -------
3.04).
----

     (i) Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Borrower and provided to it by the Borrower or any Subsidiary of the Borrower, or by the Administrative Agent on such Borrower's or Subsidiary's benefit, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Lender, or (ii) was or become available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any Applicable Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party,
(E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, and (F) to such Lender's independent auditors and other professional advisors provided such auditors or professional advisors agree in writing to keep such information confidential to the same extent required of the Lenders hereunder. Notwithstanding the foregoing, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Lender's possession concerning the Borrower or its Subsidiaries which has been delivered to the Administrative Agent or the Lenders pursuant to this Agreement or which has been delivered to the Administrative Agent or the Lenders by the Borrower in connection with the Lender's credit evaluation of the Borrower prior to entering into this Agreement; provided that, unless otherwise agreed by the Borrower, such Transferee agrees in writing to such Lender to keep such information confidential to the same extent required of the Lenders hereunder.

     11.09 Set-Off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by each Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Lender to or for the credit or the account of Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be continent or unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice
                     --------  -------
shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.09 are in addition to the other rights and
                       -------------
remedies (including other rights of set-off) which the Lender may have.

     11.10 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

     11.11 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

     11.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.13 No Third Parties Benefited.

     This Agreement is made and entered into for the sole protection and legal benefit of each Borrower, the Lenders, the Issuing Lenders and the Administrative Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. None of the Administrative Agent, any Issuing Lender or any Lender shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

     11.14 Time. Times is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

     11.15 Governing Law and Jurisdiction.

     (a) THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA EXCEPT, IN THE CASE OF
SECTION 3, TO THE EXTENT THAT SUCH LAWS ARE INCONSISTENT WITH THE UCP; PROVIDED
---------
THAT ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, ADMINISTRATIVE AGENT, EACH ISSUING BANK AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, ADMINISTRATIVE AGENT, EACH ISSUING BANK AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH BORROWER, ADMINISTRATIVE AGENT, EACH ISSUING BANK AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

     11.16 Waiver of Jury Trial. EACH BORROWER, THE BANKS, EACH ISSUING BANK AND ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH BORROWER, THE BANKS, THE ISSUING BANKS AND ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     11.17 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Lenders, the Issuing Lenders and the Administrative Agent, and supersedes all prior or contemporaneous Agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the fee letter referenced in Section 2.09(c)), and any prior arrangements made
                             ----------------
with respect to the payment by the Borrowers of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent, each Issuing Lender or the Lenders.

     11.18 Amendment and Restatement of Existing Credit Agreement. This Agreement amends and restates the Existing Credit Agreement as of the Closing Date, and loans and Continuing Letters of Credit shall be deemed Loans and Letters of Credit continuing and outstanding hereunder from and after the Closing Date.

     11.19 Obligations Several and Not Joint; Certain Waivers.

     (a) The obligations of Borrowers (except in their capacity, if any, as a Guarantor under the Master Guaranty and Intercreditor Agreement) under this Agreement are several and not joint.

     (b) Each Borrower agrees that neither the Administrative Agent nor any Lender shall have any responsibility to inquire into the apportionment, allocation or disposition of the proceeds of any Credit Extension as among the Borrowers.

     (c) Each Borrower hereby irrevocably appoints each other Borrower as its agent and attorney-in-fact for all purposes of the Loan Documents, including without limitation the giving and receiving of notices and other communications, the making of requests for, or conversions or continuations of, Loans, Letters of Credit, the execution and delivery of certificates and the receipt and allocation of disbursements from the Lenders.

     (d) Each Borrower acknowledges that the handling of this credit facility as one facility as set forth in this Agreement is solely an accommodation to Borrowers and is done at their request. Each Borrower agrees that neither the Administrative Agent nor any Lender shall incur any liability to any Borrower as a result thereof. To induce the Administrative Agent and the Lenders to enter into this Agreement, and in consideration thereof, each Borrower hereby agrees to indemnify the Administrative Agent and each Lender and hold such entity harmless from and against any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against such entity by any Borrower or by any other Person arising from or incurred by reason of the structuring of this credit facility as herein provided, reliance by the Administrative Agent or the Lenders on any requests or instructions from any Borrower, or any other action taken by the Administrative Agent or a Lender hereunder. This Section shall survive termination of this Agreement.

     (e) Each Borrower represents and warrants to the Administrative Agent and the Lenders that (i) it has established adequate means of obtaining from each other Borrower on a continuing basis financial and other information pertaining to the business, operations and condition (financial and otherwise) of each other Borrower and its respective property, and (ii) each Borrower now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of each other Borrower, and its property. Each Borrower hereby waives and relinquishes any duty on the part of the Administrative Agent or any Lender to disclose to such Borrower any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of any other Borrower, or the property of any other Borrower, whether now or hereafter known by the Administrative Agent or any Lender during the life of this Agreement.

     (f) Each Borrower acknowledges that its Obligations may derive from value provided directly to another Person and, in full recognition of that fact, each Borrower consents and agrees that the Administrative Agent and any Lender may, at any time and from time to time, without notice to, demand on, or the agreement of, such Borrower, and without affecting the enforceability or security of the Loan Documents:

          (i) with the agreement of any other Borrower, supplement, modify, amend, extend, renew, accelerate or change the terms of the Obligations, or otherwise change the time for payment of the Obligations or any part thereof, including increasing or decreasing the rate of interest thereon;

          (ii) with the agreement of any other Borrower, supplement, modify, amend or waive, or enter any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

          (iii) with the agreement of any other Borrower, accept new or additional instruments, documents or agreements in exchange for, or relative to, any of the Loan Documents or the Obligations or any part thereof;

          (iv) accept partial payments on the Obligations;

          (v) with the agreement of any other Borrower, receive and hold additional security or guaranties for the Obligations or any part thereof;

          (vi) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Administrative Agent or any Lender in its sole and absolute discretion may determine;

          (vii) release any party or any guarantor from any personal liability with respect to the Obligations or any part thereof;

          (viii) settle, release on terms satisfactory to the Administrative Agent or such Lender and any other Borrower, or by operation of Applicable Law or otherwise liquidate or enforce any Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or

          (ix) consent to the merger, change or any other restructuring or termination of the corporate existence of any other Borrower or any other Person, and correspondingly restructure the Obligations, continuing existence of any Lien under any other Loan Document to which any Borrower is a party or the enforceability hereof or thereof with respect to all or any part of the Obligations.

     (g) Each Borrower expressly waives any right to require the Administrative Agent or any Lender to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any other Person or any other Person, and agrees that the Administrative Agent and any Lender may proceed against Borrowers in such order as they shall determine in their sole and absolute discretion. The Administrative Agent and any Lender may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that the Administrative Agent or any Lender and any other Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the obligations of such Borrower under the Loan Documents.

     (h) Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Borrower or any other Person with respect to any Obligations, (ii) the unenforceability or invalidity as to any other Borrower or any other Person of the Obligations, (iii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iv) the cessation for any cause whatsoever of the liability of any Borrower or any other Person (other than by reason of the full payment and performance of all Obligations), (v) to the extent permitted by law, any failure of the Administrative Agent or any Lender to give notice of sale or other disposition to any Borrower or any defect in any notice that may be given in connection with any sale or disposition, (vi) to the extent permitted by law, any failure of the Administrative Agent or any Lender to comply with applicable laws in connection with the sale or other disposition of any security for any Obligation, including without limitation any failure of the Administrative Agent or any Lender to conduct a commercially reasonable sale or other disposition of any security for any obligation, (vii) any act or omission of the Administrative Agent or any Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or any other Person or the Obligations or any other security or guaranty therefor by operation of law or otherwise, (viii) any failure of the Administrative Agent or any Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any other Borrower, (ix) the election by the Administrative Agent or any Lender, in any bankruptcy proceeding of any other Borrower, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (x) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code in connection with the bankruptcy of any other Borrower,
(xi) any use of cash collateral under Section 363 of the United States Bankruptcy Code, or (xii) any agreement or stipulation with any other Borrower with respect to the provision of adequate protection in any bankruptcy proceeding of any Person.

     (i) Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, each Borrower hereby waives with respect to each other Borrower and their respective successors and assigns (including any surety) and any other party any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which any Borrower may have or hereafter acquire against each other Borrower or any other party in connection with or as a result of Borrowers' execution, delivery and/or performance of this Agreement or any other Loan Document to which any Borrower is a party. Each Borrower agrees that it shall not have or assert any such rights against one another or their respective successors and assigns or any other party (including any surety), either directly or as an attempted setoff to any action commenced against any Borrower by another Borrower (as borrower or in any other capacity) or any other party. Each Borrower hereby acknowledges and agrees that this waiver is intended to benefit the Lenders and shall not limit or otherwise affect Borrowers, liability hereunder, under any other Loan Document to which any Borrower is a party, or the enforceability hereof or thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

                                    Company:

                                    AECOM TECHNOLOGY CORPORATION,
                                    a Delaware corporation


                                       By: /s/ Joseph A. Incaudo
                                          --------------------------------------
                                                 Joseph A. Incaudo
                                              Executive Vice President

                                    Subsidiary Borrower:


                                    MAUNSELL HK HOLDINGS, LIMITED


                                       By: /s/ Joseph A. Incaudo
                                          --------------------------------------
                                                 Joseph A. Incaudo
                                              Executive Vice President

AECOM Merger Corporation shall have no obligations hereunder until completion of the Second Merger. Prior to that time, the obligations of the Company pursuant to the Agreement and the other Loan Documents shall be solely those of AECOM. Upon consummation of the Second Merger, AECOM Merger Corporation shall assume, and hereby assumes, all the obligations and other liabilities of AECOM under the Agreement and all references to AECOM or the Company contained in the Agreement and the other Loan Documents shall be deemed to refer to AECOM Merger Corporation.

                                    AECOM MERGER CORPORATION


                                       By: /s/ Joseph A. Incaudo
                                          --------------------------------------
                                                 Joseph A. Incaudo
                                              Executive Vice President

                                    BANK OF AMERICA N.A.,
                                    as Administrative Agent


                                       By: /s/ Carl F. Fye
                                          --------------------------------------
                                               Carl F. Fye
                                             Vice President


                                    BANK OF AMERICA, N.A.,
                                    as a Lender and Issuing Lender


                                       By: /s/ Russell A. McClymont
                                          --------------------------------------
                                             Russell A. McClymont
                                               Vice President

                                    UNION BANK OF CALIFORNIA, N.A.


                                       By:   /s/ Gail I. Boyle
                                          --------------------------------------
                                       Name:     Gail I. Boyle
                                             -----------------------------------
                                       Title:    Vice President
                                             -----------------------------------

                                    HARRIS TRUST AND SAVINGS BANK


                                       By:    /s/ Isabella Battista
                                          --------------------------------------
                                       Name:      Isabella Battista
                                             -----------------------------------
                                       Title:     Vice President
                                             -----------------------------------

                                    ABN AMRO BANK N.V.


                                       By:    /s/ Terrence J. Ward
                                          --------------------------------------
                                       Name:  Terrence J. Ward
                                             -----------------------------------
                                       Title: Group Vice President
                                             -----------------------------------


                                       By:    /s/ Edward John Hill III
                                          --------------------------------------
                                       Name:  Edward John Hill III
                                             -----------------------------------
                                       Title: Assistant Vice President
                                             -----------------------------------

                                    HSBC BANK USA


                                       By: /s/ Melissa Moy
                                          --------------------------------------
                                       Name:   Melissa Moy
                                             -----------------------------------
                                       Title: First Vice President
                                             -----------------------------------